                                      Free Writing Prospectus
                                      Filed Pursuant to Rule 433
                                      Registration Statement No.: 333-126661-05

MARCH 1, 2006                                                  JPMCC 2006-CIBC14

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                            FREE WRITING PROSPECTUS
                    (STRUCTURAL AND COLLATERAL INFORMATION)

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                          --------------------------
                                 $2,437,880,000
                                 (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2006-CIBC14
                          --------------------------
                           JPMORGAN CHASE BANK, N.A.
                                   CIBC INC.
                             Mortgage Loan Sellers

JPMORGAN                                                    CIBC WORLD MARKETS

DEUTSCHE BANK SECURITIES                                                NOMURA

This material is for your information, and none of J.P. Morgan Securities Inc.,
CIBC World Markets Corp., Deutsche Bank Securities Inc. and Nomura Securities
International, Inc. (collectively, the "Underwriters") are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-126661) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at
bappanad_avinash@jpmorgan.com.

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus)
and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The
Underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus. To the extent that the information contained herein does not clarify, update or modify information contained in the free writing prospectus (the "Preliminary Free
Writing Prospectus") dated February 17, 2006, the information contained herein is supplemented and qualified by the information contained in the Preliminary
Free Writing Prospectus.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

                                                               JPMCC 2006-CIBC14

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                          CERTAIN UPDATED INFORMATION
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     The information in this free writing prospectus clarifies, updates or modifies the information contained in the free writing prospectus, dated
February 17, 2006 (the "Transaction Free Writing Prospectus"). All references to Loan Nos. in this free writing prospectus are to the corresponding Loan Nos.
on Annex A-1 to the Transaction Free Writing Prospectus. Capitalized terms used in this free writing prospectus not defined herein shall have the meanings ascribed to them in the Transaction Free Writing Prospectus.

     A.   The following are certain modifications to the characteristics of certain Classes of Certificates:

     1.   The Class A-3FL Certificates have changed to fixed rate certificates and have been renamed the Class A-3A Certificates, and the Swap
          Contract related to the Class A-3FL Certificates will no longer be included in the trust.

     2.   The approximate credit support percentage of the Class C Certificates has decreased to 9.125% from 9.250%.

     3.   The approximate credit support percentage of the Class D Certificates has decreased to 7.625% from 7.750%.

     4.   The approximate credit support percentage of the Class J Certificates has decreased to 2.500% from 2.625%.

     5.   The approximate credit support percentage of the Class K Certificates has decreased to 2.000% from 2.125%.

     B.   The following table contains general information regarding mortgage loans that are no longer included in the trust:

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                    % OF INITIAL     LOAN                                                         PROP       CURR      CURR    UW
ANNEX ID #   LOAN # POOL BALANCE(1)  GROUP      PROPERTY NAME         CITY       STATE  ZIP CODE  TYPE      BALANCE     LTV    DSCR
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    80         87       0.32%         1     Long Island Portfolio Various         NY    Various Various  $ 8,800,000  77.2%  1.17x
    177       184       0.11          1     CVS -- Cape May       West Cape May   NJ    08204   Retail     3,000,000  81.6%  1.16x
    187       194       0.09          1     CVS -- Malaga         Malaga          NJ    08328   Retail     2,575,000  82.4%  1.07x
    114       121       0.21          1     CVS -- Marlton        Marlton         NJ    08053   Retail     5,780,000  80.0%  1.12x
    170       177       0.12          1     CVS -- Northfield     Egg Harbor      NJ    08234   Retail     3,320,000  80.0%  1.11x
    176       183       0.11          1     CVS -- Wildwood       Wildwood        NJ    08260   Retail     3,075,000  82.6%  1.10x
    159       166       0.13          1     CVS -- Smithville     Galloway        NJ    08205   Retail     3,680,000  80.0%  1.14x
    131       138       0.18          1     Gold's Gym            Taylorsville    UT    84118   Retail     5,040,979  67.2%  1.34x
    144       151       0.15          1     Eckerd -- Voorhees    Voorhees        NJ    08043   Retail     4,189,313  77.6%  1.06x
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 TOTAL/WEIGHTED
      AVERAGE           1.42%                                                                            $39,460,292  78.0%  1.15x
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1    Represents % of Initial Pool Balance set forth in the Transaction Free
     Writing Prospectus.

     C. The attached Exhibit A describes certain modifications to the characteristics set forth on Annex A-1 of the Transaction Free Writing
Prospectus with respect to those mortgage loans identified on Exhibit A.

     D. The following is additional information clarifying, updating or modifying the information contained in the Transaction Free Writing Prospectus:

     1. With respect to the third bullet point on page S-49 of the Transaction
Free Writing Prospectus and the fourth bullet point on page S-86 of the
Transaction Free Writing Prospectus, in the case of the mortgage loan identified as Loan No. 15, the indirect owner of the borrower has exercised its right to incur future preferred equity in favor of City National Bank and the amount of such preferred equity is $6,000,000.

     2. With respect to the ninth bullet point on page S-59 of the Transaction
Free Writing Prospectus, the list of mortgage loans secured by student housing facilities has been expanded to include the mortgaged properties securing the mortgage loans identified as Loan Nos. 73, 99, 115 and 202.

                                    2 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

     3. With respect to the first two sentences of the paragraph under the heading "Mortgage Loans Secured by Leasehold Interests May Expose Investors to
Greater Risks of Default and Loss" on page S-66 of the Transaction Free Writing
Prospectus, the sentences have been modified in their entirety as follows to reflect that the mortgaged property securing the mortgage loan identified as
Loan No. 97 is secured by a security instrument that creates a first mortgage lien on a leasehold estate:

     "5 mortgage loans representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 2.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) are secured by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property. In addition, 2 mortgage loans, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loan as of the cut-off date (approximately 0.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel."

     4. With respect to the second full paragraph on page S-67 of the
Transaction Free Writing Prospectus, the penultimate sentence has been deleted to reflect that, in the case of the mortgage loan identified as Loan No. 47, the $2,018,000 in mezzanine debt secured by the interests in the related borrower is held by an entity other than the related mortgage loan seller.

     5. With respect to clauses (2) through (4) at the bottom of page S-81 of the Transaction Free Writing Prospectus, the clauses have been modified in the their entirety as follows to reflect that (i) the mortgaged property securing the mortgage loan identified as Loan No. 11 is secured by a security instrument that creates a first mortgage lien on a fee simple estate and (ii) the mortgaged property securing the mortgage loan identified as Loan No. 97 is secured by a security instrument that creates a first mortgage lien on a leasehold estate:

     "(2) with respect to 5 mortgaged properties securing mortgage loans
     (identified as Loan Nos. 25, 26, 81, 97 and 104 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the Initial Pool
     Balance (4 mortgaged properties securing mortgage loans in Loan Group 1, representing approximately 2.0% of the Initial Loan Group 1 Balance and 1 mortgaged property securing mortgage loans in Loan Group 2, representing approximately 4.9% of the Initial Loan Group 2 Balance), on a leasehold estate in one or more commercial properties; or

     (3) with respect to 2 mortgaged properties securing mortgage loans
     (identified as Loan Nos. 72 and 140 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance
     (representing approximately 0.7% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a "Mortgaged Property")."

     6. With respect to the third and fifth bullet points on page S-87 of the
Transaction Free Writing Prospectus, the third bullet point has been deleted and the fifth bullet point has been modified in the its entirety as follows to reflect that, in the case of the mortgage loans identified as Loan Nos. 78 and
136, the related borrower is permitted to obtain future unsecured debt:

     "In the case of 4 mortgage loans (identified as Loan Nos. 78, 96, 136 and
     185 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the Initial Pool Balance (3 mortgage loans in Loan
     Group 1, representing approximately 0.9% of the Initial Loan Group 1
     Balance and 1 mortgage loans in Loan Group 2, representing approximately
     1.2% of the Initial Loan Group 2 Balance), the related borrower is permitted to obtain future unsecured debt, subject to the satisfaction of certain predetermined conditions."

     7. With respect to the table under the heading "Overview of the Due Dates"
on page S-103 of the Transaction Free Writing Prospectus, the row beginning with the term "1st" has been modified, and a new row beginning with the term
"6th" has been inserted between the row beginning with the term "1st" and the row beginning with the term "7th", as follows (column headings added for clarification purposes):

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                                       AGGREGATE
                    NUMBER OF      PRINCIPAL BALANCE       % OF INITIAL       % OF INITIAL LOAN       % OF INITIAL LOAN
  DUE DATE       MORTGAGE LOANS     OF MORTGAGE LOANS      POOL BALANCE        GROUP 1 BALANCE         GROUP 2 BALANCE
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 1ST                       196        $2,614,488,761           95.2%                 94.3%                   100.0%
 6TH                         1            15,428,750            0.6                   0.7                      0.0
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                                    3 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

     8. With respect to the table under the heading "Overview of Grace Periods"
on page S-103 of the Transaction Free Writing Prospectus, the row beginning with the term "0 days" has been modified and the row beginning with the term "7 days" has been modified, as follows (column headings added for clarification purposes):

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                                           AGGREGATE
                        NUMBER OF      PRINCIPAL BALANCE       % OF INITIAL       % OF INITIAL LOAN       % OF INITIAL LOAN
    GRACE PERIOD     MORTGAGE LOANS     OF MORTGAGE LOANS      POOL BALANCE        GROUP 1 BALANCE         GROUP 2 BALANCE
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 0 DAYS                         11          $363,464,548          13.2%                  15.7%                    0.0%
 7 DAYS                        161         1,857,828,254          67.6                   66.3                    74.9
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     9. With respect to the second full sentence on page S-164, the sentence has been modified as follows (underscore and bold added to emphasize changed language):

     "Additionally, with respect to the CenterPoint I Loan, if any servicer in connection with a subsequent securitization of the CenterPoint I Pari
     Passu Companion Loan determines that any P&I Advance with respect to the
     CenterPoint I Pari Passu Companion Loan, if made, would be non-recoverable, such determination will NOT be binding on the Master
     Servicer and the Trustee as it relates to any proposed P&I Advance with respect to the CenterPoint I Loan."

     10. With respect to the disclosure contained under the heading "The Metro
Corporate Center Whole Loan" on page S-100 of the Transaction Free Writing
Prospectus, the second paragraph of the disclosure has been deleted in its entirety and replaced and supplemented as follows:

        "An intercreditor agreement (the "Metro Corporate Center Intercreditor
     Agreement") between the holder of the Metro Corporate Center Loan and the holder of the Metro Corporate Center B Note (the "Metro Corporate Center
     Senior Noteholder" and the "Metro Corporate Center B Noteholder",
     respectively) sets forth the rights of such noteholders. The Metro
     Corporate Center Intercreditor Agreement generally provides that the Metro
     Corporate Center Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and (subject to the rights of the Metro Corporate Center B Noteholder to remove the
     Special Servicer with respect to the Metro Corporate Center Whole Loan, as discussed below) the Special Servicer, as applicable, in accordance with the applicable Servicing Standards.

        Distributions. Under the terms of the Metro Corporate Center
     Intercreditor Agreement, prior to a Metro Corporate Center Sequential Pay
     Event, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Metro
     Corporate Center Whole Loan or the related Mortgaged Property or amounts realized as proceeds on the Mortgaged Property, whether received in the form of Periodic Payments, the balloon payment due on the maturity date of the Metro Corporate Center Whole Loan, liquidation proceeds received in respect of the Metro Corporate Center Whole Loan, proceeds under any guaranty, letter of credit or other collateral or instrument securing the
     Metro Corporate Center Whole Loan and certain casualty and condemnation awards, but excluding (x) all amounts for required reserves or escrows required by the Metro Corporate Center Whole Loan documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the
     Trustee, the Master Servicer or the Special Servicer and (y) all amounts that are then due, payable or reimbursable to the Master Servicer, the
     Special Servicer, the Trustee or the Depositor with respect to the Metro
     Corporate Center Whole Loan, will be applied in the following order of priority without duplication (and payments will be made at such times as are set forth in the Pooling and Servicing Agreement):

        first, to the Metro Corporate Center Senior Loan Noteholder in an
     amount equal to the accrued and unpaid interest on the outstanding principal balance of the Metro Corporate Center Loan at the interest rate of the Metro Corporate Center Loan ;

        second, to the Metro Corporate Center Senior Loan Noteholder in an
     amount equal to all scheduled principal payments received, if any, with respect to the Metro Corporate Center Loan, until its outstanding principal balance has been reduced to zero;

        third, to the Metro Corporate Center Senior Loan Noteholder up to the
     amount of any unreimbursed costs paid by the Metro Corporate Center Senior
     Loan Noteholder (or paid or advanced by the Master Servicer, the Special
     Servicer or the Trustee on its behalf and not previously paid or reimbursed) pursuant to the Metro Corporate Center Intercreditor Agreement
     or the Pooling and Servicing Agreement, less any recovered costs;

        fourth, to the Metro Corporate Center B Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Metro Corporate Center B Note at the interest rate of the Metro
     Corporate Center B Note;

                                    4 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

        fifth, to the Metro Corporate Center Senior Loan Noteholder, any
     unscheduled principal payments received with respect to the Metro
     Corporate Center Whole Loan, until the outstanding principal balance of the Metro Corporate Center Whole Loan has been reduced to zero;

        sixth, to the Metro Corporate Center B Noteholder, any unscheduled principal payments received with respect to the Metro Corporate Center
     Whole Loan, until the outstanding principal balance of the Metro Corporate
     Center B Note has been reduced to zero;

        seventh, in the event that the Metro Corporate Center B Noteholder has previously made a cure payment pursuant to the Metro Corporate Center
     Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to the Metro Corporate Center B
     Noteholder to reimburse it for such cure payment;

        eighth, any prepayment premium, to the extent paid by the related borrower, will be paid to each of the Metro Corporate Center Senior Loan
     Noteholder and the Metro Corporate Center B Noteholder, pro rata, based on their respective outstanding principal balances;

        ninth, to the extent default interest or late payment charges paid by the related borrower are not required to be otherwise applied under the
     Pooling and Servicing Agreement (including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional trust expenses or to compensate the Master Servicer or the Special Servicer (in each case provided that such reimbursements or payments relate to the
     Metro Corporate Center Whole Loan)), any default interest or late payment charges, pro rata, to (A) the Metro Corporate Center Senior Loan
     Noteholder and (B) the Metro Corporate Center B Noteholder, based on their respective outstanding principal balances; and

        tenth, if any excess amount is available to be distributed in respect of the Metro Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing, any remaining amount to the Metro Corporate
     Center Senior Loan Noteholder and the Metro Corporate Center B Noteholder
     in accordance with their respective initial principal balances (as may have been adjusted pursuant to an increase of the outstanding principal balance of the Metro Corporate Center B Note pursuant to the Metro
     Corporate Center Intercreditor Agreement).

        Notwithstanding anything to the contrary in the Metro Corporate Center
     Intercreditor Agreement, the Metro Corporate Center B Noteholder's
     allocable pro rata share of any late payment charges and default interest payable pursuant to the Metro Corporate Center Intercreditor Agreement
     will not be payable to the Master Servicer or the Special Servicer as additional compensation.

        A "Metro Corporate Center Sequential Pay Event" means any event of default under the Metro Corporate Center Whole Loan documents, with respect to an obligation to pay money due under the Metro Corporate Center
     Whole Loan, any other event of default under the Metro Corporate Center
     Whole Loan documents for which the Metro Corporate Center Whole Loan is actually accelerated or any other event of default under the Metro
     Corporate Center Whole Loan documents which causes the Metro Corporate
     Center Whole Loan to become a specially serviced mortgage loan, and any bankruptcy or insolvency event that constitutes an event of default under the Metro Corporate Center Whole Loan documents. A Metro Corporate Center
     Sequential Pay Event will no longer exist to the extent it has been cured
     (including any cure payment made by the Metro Corporate Center B
     Noteholder in accordance with the Metro Corporate Center Intercreditor
     Agreement).

        Following a Metro Corporate Center Sequential Pay Event, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the Metro Corporate Center Whole
     Loan or the related Mortgaged Property or amounts realized as proceeds thereof (including, without limitation, amounts received by the Master
     Servicer or Special Servicer pursuant to the Pooling and Servicing
     Agreement as reimbursements on account of recoveries in respect of property protection expenses), whether received in the form of Periodic
     Payments, any proceeds from the sale or distribution of any REO property, the balloon payment due on the maturity date of the Metro Corporate Center
     Whole Loan, liquidation proceeds received in respect of the Metro
     Corporate Center Whole Loan, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Metro Corporate Center
     Whole Loan, and certain casualty and condemnation awards, but excluding
     (a) all amounts for required reserves or escrows required by the Metro
     Corporate Center Whole Loan documents to continue to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of Advances then due and payable or reimbursable to the Trustee, the Master Servicer or the Special Servicer under the Pooling and
     Servicing Agreement and (b) all amounts that are then due, payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee, or
     the Depositor with respect to the Metro Corporate Center Whole Loan pursuant to the Pooling and Servicing Agreement, will be applied in the following order of priority without duplication (and payments will be made at such times as are set forth in the Pooling and Servicing Agreement):

                                    5 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

        first, to the Metro Corporate Center Senior Loan Noteholder in an
     amount equal to the accrued and unpaid interest on the outstanding principal balance of the Metro Corporate Center Whole Loan at the interest rate of the Metro Corporate Center Loan;

        second, to the Metro Corporate Center Senior Loan Noteholder up to the
     amount of any unreimbursed costs paid by the Metro Corporate Center Senior
     Loan Noteholder including any recovered costs not previously reimbursed to the Metro Corporate Center Senior Loan Noteholder (or paid or advanced by the Master Servicer, the Special Servicer or the Trustee on its behalf and not previously paid or reimbursed) pursuant to the Metro Corporate Center
     Intercreditor Agreement or the Pooling and Servicing Agreement;

        third, to the Metro Corporate Center Senior Loan Noteholder in an
     amount equal to the outstanding principal balance of the Metro Corporate
     Center Loan, until the outstanding principal balance of the Metro
     Corporate Center Loan has been reduced to zero;

        fourth, in the event that the Metro Corporate Center B Noteholder has previously made a cure payment pursuant to the Metro Corporate Center
     Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to the Metro Corporate Center B
     Noteholder to reimburse it for such cure payment;

        fifth, to the Metro Corporate Center B Noteholder in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Metro Corporate Center B Note at the interest rate of the Metro
     Corporate Center B Note;

        sixth, to the Metro Corporate Center B Noteholder in an amount equal to the outstanding principal balance of the Metro Corporate Center B Note, until the outstanding principal balance of the Metro Corporate Center B
     Note has been reduced to zero;

        seventh, any prepayment premium, to the extent paid by the related borrower, will be paid to each of the Metro Corporate Center Senior Loan
     Noteholder and the Metro Corporate Center B Noteholder, pro rata, based on their respective outstanding principal balances;

        eighth, to the extent default interest or late payment charges on the
     Metro Corporate Center Whole Loan are not required to be otherwise applied under the Pooling and Servicing Agreement (including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional trust expenses or to compensate the Master Servicer or the
     Special Servicer (in each case provided that such reimbursements or payments relate to the Metro Corporate Center Whole Loan)), any default interest and late payment charges in excess of the interest paid in accordance with the Metro Corporate Center Intercreditor Agreement (A)
     first, to the Metro Corporate Center Whole Loan up to an amount equal to interest at the Metro Corporate Center Whole Loan default interest rate and (B) then, to the Metro Corporate Center B Note up to an amount equal to interest at the Metro Corporate Center Whole Loan B Note default interest rate;

        ninth, if the proceeds of any foreclosure sale or any liquidation of the Metro Corporate Center Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing and, as a result of a workout the outstanding principal balance of the
     Metro Corporate Center B Note has been reduced, such excess amount will be paid to the Metro Corporate Center B Noteholder in an amount up to the reduction, if any, of the outstanding principal balance of the Metro
     Corporate Center B Note as a result of such workout; and

        tenth, if any excess amount is available to be distributed in respect of the Metro Corporate Center Whole Loan, and not otherwise applied in accordance with the foregoing, such remaining amount will be paid to the
     Metro Corporate Center Senior Loan Noteholder and the Metro Corporate
     Center B Noteholder in accordance with their respective initial principal balances.

        Notwithstanding anything to the contrary in the Metro Corporate Center
     Intercreditor Agreement, the Metro Corporate Center B Noteholder's
     allocable pro rata share of any late payment charges and default interest payable pursuant to the Metro Corporate Center Intercreditor Agreement
     will not be payable to the Master Servicer or the Special Servicer as additional compensation.

        The Metro Corporate Center B Noteholder has certain rights under the
     Metro Corporate Center Intercreditor Agreement, including, among others, the following:

        Consent Rights of the Metro Corporate Center B Noteholder. If a Metro
     Corporate Center Control Appraisal Period does not exist and subject to certain limitations set forth in the Metro Corporate Center Intercreditor
     Agreement and any limitations set forth in the Metro Corporate Center
     Whole Loan documents, the Metro Corporate Center B Noteholder will have 10 business days after receipt of certain information from the Master
     Servicer or the Special Servicer within which to consult with, advise, approve, disapprove and/or direct the Master Servicer or the Special
     Servicer, as applicable, prior to the Master Servicer or the Special

                                    6 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

     Servicer, as applicable, taking any of the following actions with respect to the Metro Corporate Center Whole Loan and the Master Servicer or the
     Special Servicer, as applicable, is required to follow such advice and direction: (i) any modification of, or waiver with respect to, the Metro
     Corporate Center Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Metro
     Corporate Center Whole Loan or a modification or waiver of any other monetary term of the Metro Corporate Center Whole Loan relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Metro
     Corporate Center Whole Loan documents or a modification or waiver of any material non-monetary provision of the Metro Corporate Center Whole Loan, including, but not limited to, provisions which restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the related Mortgaged Property or the related borrower; (ii) any modification of, or waiver with respect to, the Metro
     Corporate Center Whole Loan that would result in a discounted pay-off of the related Metro Corporate Center Whole Loan; (iii) any foreclosure upon or comparable conversion (which may include acquisition of a REO property)
     of the ownership of the related Mortgaged Property or any acquisition of the related Mortgaged Property by deed-in-lieu of foreclosure; (iv) any sale of all or any portion of the related Mortgaged Property or REO property; (v) any action to bring the related Mortgaged Property or REO property into compliance with any laws relating to hazardous materials;
     (vi) any substitution or release of collateral for the Metro Corporate
     Center Whole Loan, except if required pursuant to the Metro Corporate
     Center Whole Loan documents; (vii) any approval of a replacement Special
     Servicer for the Metro Corporate Center Whole Loan; (viii) any release of the related borrower or guarantor from liability with respect to the Metro
     Corporate Center Whole Loan including, without limitation, by acceptance of an assumption of the Metro Corporate Center Whole Loan by a successor borrower or replacement guarantor, except if required pursuant to the
     Metro Corporate Center Whole Loan documents; (ix) any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (x)
     any transfer of the related Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as expressly permitted by the Metro Corporate Center Whole Loan documents; (xi) any incurring of additional debt by the related borrower (except as expressly permitted by the Metro Corporate Center Whole Loan documents), including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement; (xii) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;
     (xiii) any proposed modification or waiver of any provision of any Metro
     Corporate Center Whole Loan documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the related borrower; (xiv) the execution, renewal or material modification of any material lease of the related Mortgaged Property to the extent lender approval is provided for by the Metro Corporate Center
     Whole Loan documents; (xv) any approval of the termination or replacement of a property manager for the related Mortgaged Property or of the execution, termination, renewal or material modification of any management agreement, submanagement agreement or leasing agreement for the related
     Mortgaged Property to the extent lender approval is provided for by the
     Metro Corporate Center Whole Loan documents; (xvi) any waiver of amounts required to be deposited into escrow reserve accounts under the Metro
     Corporate Center Whole Loan documents, or any modification or amendment to any of the Metro Corporate Center Whole Loan documents that would modify the amount of funds required to be deposited into reserve accounts established under the Metro Corporate Center Whole Loan documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any); (xvii) the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Metro Corporate Center Whole Loan, if such repayment would not result in the payment in full of all amounts due and payable to the Metro
     Corporate Center B Noteholder; or (xviii) the approval of any annual budget for, or material alteration at, the related Mortgaged Property
     (insofar as such approval is required of the lender under the Metro
     Corporate Center Whole Loan documents).

        A "Metro Corporate Center Control Appraisal Period" will exist with respect to the Metro Corporate Center Whole Loan, if and for so long as:
     (a)(1) the initial principal balance of the Metro Corporate Center B Note minus (2) the sum (without duplication) of (x) any payments of principal
     (whether as principal prepayments or otherwise) allocated to, and received on, the Metro Corporate Center B Note, (y) any appraisal reduction amount for the Metro Corporate Center Whole Loan and (z) any losses realized with respect to any Mortgaged Property that are allocated to the Metro
     Corporate Center B Note, is less than (b) 25% of the remainder of the (i)
     initial principal balance of the Metro Corporate Center B Note less (ii)
     any payments of principal (whether as principal prepayments or otherwise)
     allocated to, and received by, the Metro Corporate Center B Noteholder on the Metro Corporate Center B Note.

        In addition, the Metro Corporate Center B Noteholder will be entitled to avoid a Metro Corporate Center Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of the following (which must be completed within thirty (30) days of the receipt of a third party appraisal that indicates a Metro Corporate Center Control
     Appraisal Period has

                                    7 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

     occurred): (i) the Metro Corporate Center B Noteholder will have delivered, as a supplement to the appraised value of the related Mortgaged
     Property, in the amount specified in clause (ii) below, to the Metro
     Corporate Center Senior Loan Noteholder (or the Master Servicer or the
     Special Servicer, as applicable) (A) cash collateral for the benefit of, and acceptable to, the Metro Corporate Center Senior Loan Noteholder (or
     the Master Servicer or the Special Servicer, as the case may be), or (B)
     an unconditional and irrevocable standby letter of credit (with the
     Trustee as beneficiary) issued by a bank or other financial institutions the long term unsecured debt obligations of which are rated at least "AA"
     by S&P and "Aa2" by Moody's or the short term obligations of which are rated at least "A-1+" by S&P and "P-1" by Moody's (either (A) or (B), the
     "Threshold Event Collateral"), and (ii) the Threshold Event Collateral is
     required to be in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Pooling and
     Servicing Agreement, would cause the Metro Corporate Center Control
     Appraisal Period not to occur. If the requirements of this paragraph are satisfied by the Metro Corporate Center B Noteholder (a "Threshold Event
     Cure"), no Metro Corporate Center Control Appraisal Period caused by application of an appraisal reduction amount will be deemed to have occurred.

        Notwithstanding anything contained in the Metro Corporate Center
     Intercreditor Agreement, the Master Servicer and the Special Servicer are
     required to not comply with any advice, consultation or disapproval provided by the Metro Corporate Center B Noteholder or the Metro Corporate
     Center Senior Noteholder, as applicable, if such advice, consultation or disapproval would (i) require or cause the Master Servicer or the Special
     Servicer, as applicable, to violate any applicable law, (ii) be inconsistent with the Servicing Standards, (iii) require or cause the
     Master Servicer or the Special Servicer to violate the provisions of the
     Metro Corporate Center Intercreditor Agreement or the Pooling and
     Servicing Agreement relating to the REMIC Provisions, (iv) require or cause the Metro Corporate Center Senior Noteholder (or the Special
     Servicer, as applicable) to violate any other provisions of the Metro
     Corporate Center Intercreditor Agreement or the Pooling and Servicing
     Agreement, (v) require or cause the Master Servicer or the Special
     Servicer, as applicable, to violate the terms of the Metro Corporate
     Center Whole Loan, (vi) expose the Metro Corporate Center B Noteholder or the Metro Corporate Center Senior Noteholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors, employees or agents to any claim, suit or liability, or (vii) materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities under the Pooling and Servicing Agreement.

        Termination of Special Servicer. For so long as no Metro Corporate
     Center Control Appraisal Period exists, the Metro Corporate Center B
     Noteholder, at its expense (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), may remove the Special Servicer with respect to the Metro Corporate Center Whole Loan at any time for any reason whatsoever or no reason, upon 15 days' prior notice to the Special
     Servicer. The appointment of a successor Special Servicer for the Metro
     Corporate Center Whole Loan will not be effective until, among other things, the Trustee has received written confirmation from each Rating
     Agency that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

        Cure Rights. In the event that the related borrower fails timely to make any payment of principal or interest on the Metro Corporate Center
     Whole Loan (a "Metro Corporate Center Monetary Default"), the Metro
     Corporate Center B Noteholder has the right, but not the obligation, to cure such Metro Corporate Center Monetary Default within 5 business days after receiving notice (the "Metro Corporate Center Cure Period") and at no other times, subject to certain limitations set forth in the Metro
     Corporate Center Intercreditor Agreement. The Metro Corporate Center B
     Noteholder does not have the right to cure more than 6 consecutive Metro
     Corporate Center Monetary Defaults and no more than 9 Metro Corporate
     Center Monetary Defaults over the term of the Metro Corporate Center Whole
     Loan. Additional Metro Corporate Center Cure Periods are only permitted with the consent of either the Metro Corporate Center Senior Loan
     Noteholder or the Special Servicer with the Directing Certificateholder.

        If an event of default (other than a Metro Corporate Center Monetary
     Default) occurs and is continuing under the Metro Corporate Center Whole
     Loan documents (a "Metro Corporate Center Non-Monetary Default"), the
     Metro Corporate Center B Noteholder has the right, but not the obligation, after receiving notice to cure such Metro Corporate Center Non-Monetary
     Default within the same period of time as the related borrower under the
     Metro Corporate Center Whole Loan documents to cure such Metro Corporate
     Center Non-Monetary Default, subject to certain limitations set forth in the Metro Corporate Center Intercreditor Agreement.

        Purchase Option. In the event that (a) an event of default has occurred and is continuing under the Metro Corporate Center Whole Loan, or (b) upon a termination of the trust and upon notice, the Metro Corporate Center B
     Noteholder has the right to purchase the Metro Corporate Center Loan at a price generally equal to the sum, without duplication, of (a) the outstanding principal balance of the Metro Corporate Center Loan, (b)
     accrued and unpaid interest thereon at the Metro Corporate Center Loan interest rate, up to the date of purchase, (c) any other amounts due and payable under the Metro Corporate Center Whole Loan, other than prepayment premiums and default interest and late charges, that are allocable to the
     Metro Corporate Center Senior Noteholder, and (d) without duplication, any unreimbursed Advances, additional trust expenses and costs (less any recovered costs), subject to certain limitations set forth in the Metro
     Corporate Center Intercreditor Agreement."

                                    8 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------------------------------------------------------
                                                KEY FEATURES
--------------------------------------------------------------------------------------------------------------------------------

      CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                               CIBC World Markets Corp.
      CO-MANAGERS:             Deutsche Bank Securities Inc.
                               Nomura Securities International, Inc.
      MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. 64.8%
                               CIBC Inc. 35.2%
      MASTER SERVICER:         GMAC Commercial Mortgage Corporation
      SPECIAL SERVICER:        Midland Loan Services, Inc.
      TRUSTEE:                 LaSalle Bank National Association
      RATING AGENCIES:         Moody's Investors Service, Inc.
                               Standard & Poor's
      PRICING DATE:            On or about March 2, 2006
      CLOSING DATE:            On or about March 16, 2006
      CUT-OFF DATE:            With respect to each mortgage loan, the related due date of such mortgage loan in March 2006 or, with respect to those mortgage loans that were originated in February 2006 or March 2006 and have their first due date in April 2006, March 1, 2006.
      DISTRIBUTION DATE:       12th of each month, or if the 12th day is not a business day, on the next succeeding business day, beginning in April 2006
      PAYMENT DELAY:           11 days
      TAX STATUS:              REMIC
      ERISA CONSIDERATION:     It is expected that the Offered Certificates will be ERISA eligible
      OPTIONAL TERMINATION:    1.0% (Clean-up Call)
      MINIMUM DENOMINATIONS:   $10,000 for each Class of Certificates other than the Class X-1 and Class X-2 certificates and, with respect to Class X-1 and Class X-2 certificates, $1,000,000
      SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------------------------------------------------------
                                                 COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------------------------------------------------------
      COLLATERAL CHARACTERISTICS                               MORTGAGE LOANS        LOAN GROUP 1      LOAN GROUP 2
      --------------------------                              ---------------        ------------      ------------

      INITIAL POOL BALANCE (IPB):                              $2,747,367,511      $2,317,482,030      $429,885,481
      NUMBER OF MORTGAGE LOANS:                                           198                 146                52
      NUMBER OF MORTGAGED PROPERTIES:                                     267                 204                63
      AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:             $13,875,593         $15,873,165        $8,267,028
      AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                  $10,289,766         $11,360,206        $6,823,579
      WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                    5.5640%             5.5615%           5.5776%
      WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                          1.55x               1.59x             1.28x
      WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                67.8%               66.2%             76.3%
      WEIGHTED AVERAGE MATURITY DATE LTV(1):                            61.7%               60.5%             67.8%
      WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):        112 months          112 months        113 months
      WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(2):     352 months          350 months        357 months
      WEIGHTED AVERAGE SEASONING (MONTHS):                           2 months            2 months          2 months
      10 LARGEST MORTGAGE LOANS AS % OF IPB:                            42.9%               50.8%             42.2%
      % OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                         24.7%               24.3%             26.9%
      % OF MORTGAGE LOANS WITH SINGLE TENANTS:                           8.7%               10.3%              0.0%

      --------
      1 Excludes the fully amortizing mortgage loans.

      2 Excludes mortgage loans that are interest only for the entire term.

                                    9 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

-------------------------------------------------------------------------------------------------------------------
                                         APPROXIMATE SECURITIES STRUCTURE
-------------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
------------------------
-------------------------------------------------------------------------------------------------------------------
             EXPECTED RATINGS      APPROXIMATE FACE     CREDIT SUPPORT        EXPECTED WEIGHTED    EXPECTED PAYMENT
 CLASS        (MOODY'S/S&P)            AMOUNT(1)       (% OF BALANCE)(2)     AVG. LIFE (YEARS)(3)     WINDOW(3)
-------------------------------------------------------------------------------------------------------------------

 A-1             Aaa/AAA               $60,895,000           30.000%              2.47               4/06 -- 7/10
 A-2             Aaa/AAA              $141,263,000           30.000%              4.48               8/10 -- 3/11
 A-3B            Aaa/AAA              $118,197,000           30.000%              7.69               3/13 -- 3/14
 A-4             Aaa/AAA              $957,540,000           30.000%              9.73               5/15 -- 1/16
 A-SB            Aaa/AAA              $115,377,000           30.000%              6.90               7/10 -- 5/15
 A-1A            Aaa/AAA              $429,885,000           30.000%              8.82               4/06 -- 1/16
 A-M             Aaa/AAA              $274,737,000           20.000%              9.82               1/16 -- 1/16
 A-J             Aaa/AAA              $209,486,000           12.375%              9.82               1/16 -- 1/16
 B                Aa2/AA               $61,816,000           10.125%              9.85               1/16 -- 2/16
 C               Aa3/AA-               $27,474,000            9.125%              9.91               2/16 -- 2/16
 D                 A2/A                $41,210,000            7.625%              9.91               2/16 -- 2/16
 X-2             Aaa/AAA            $2,694,275,000            N/A                  N/A                    N/A
-------------------------------------------------------------------------------------------------------------------
PRIVATELY OFFERED CLASSES
-------------------------

-------------------------------------------------------------------------------------------------------------------
             EXPECTED RATINGS      APPROXIMATE FACE    CREDIT SUPPORT         EXPECTED WEIGHTED    EXPECTED PAYMENT
 CLASS        (MOODY'S/S&P)            AMOUNT(1)      (% OF BALANCE)(2)      AVG. LIFE (YEARS)(3)     WINDOW(3)
-------------------------------------------------------------------------------------------------------------------

 A-3A            Aaa/AAA              $100,000,000           30.000%               N/A                  N/A
 X-1             Aaa/AAA            $2,747,367,510               N/A               N/A                  N/A
 E                A3/A-                $24,040,000            6.750%               N/A                  N/A
 F              Baa1/BBB+              $34,342,000            5.500%               N/A                  N/A
 G               Baa2/BBB              $27,473,000            4.500%               N/A                  N/A
 H              Baa3/BBB-              $41,211,000            3.000%               N/A                  N/A
 J               Ba1/BB+               $13,737,000            2.500%               N/A                  N/A
 K                Ba2/BB               $13,737,000            2.000%               N/A                  N/A
 L               Ba3/BB-                $6,868,000            1.750%               N/A                  N/A
 M                B1/B+                 $3,434,000            1.625%               N/A                  N/A
 N                 B2/B                 $6,869,000            1.375%               N/A                  N/A
 P                B3/B-                 $6,868,000            1.125%               N/A                  N/A
 NR               NR/NR                $30,908,510              N/A                N/A                  N/A
-------------------------------------------------------------------------------------------------------------------

1    Approximate, subject to a permitted variance of plus or minus 10%.

2    The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A certificates are represented in the aggregate.

3    The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity
     Considerations-Weighted Average Life" in the free writing prospectus, and the assumptions that (a) there are no prepayments or losses on the mortgage loans and (b) each mortgage loan pays off on its scheduled maturity date.

                                    10 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o    Interest payments will be made concurrently to the Class A-1, A-2, A-3A,
     A-3B, A-4, A-SB, A-1A, X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid to the Class A-M Certificates and then, after payment of the principal distribution amount to such Class, to the Class A-J Certificates and then, after payment of the principal distribution amount to such Class, interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.

o    The pass-through rates on the Class A-1, A-2, A-3A, A-3B, A-4, A-SB, A-1A,
     A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other
     Certificates.

o    All Classes will accrue interest on a 30/360 basis.

o    Generally, the Class A-1, A-2, A-3A, A-3B, A-4 and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the
     Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan
     Group 2 until the certificate balances of the Class A-4 and Class A-SB
     Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-M Certificates through
     Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed
     (without regard to loan group) to the Class A-1, A-2, A-3A, A-3B, A-4, A-SB and A-1A Certificates on a pro rata basis. Principal will generally be distributed on each Distribution Date to the Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except in two cases: (i)
     the Class A-SB Certificates are entitled to certain priority with respect to being paid down to their planned principal balance as described in the free writing prospectus and (ii) with respect to the Class A-3A and Class
     A-3B Certificates, (a) prior to December 2011, unless the Class A-3B
     Certificates have been reduced to zero, principal will be distributed to the Class A-3B Certificates until reduced to zero and then to the Class
     A-3A Certificates from Loan Group 1 (and Loan Group 2 after the Class A-1A
     Certificates have been reduced to zero) and (b) on and after December 2011, principal will be distributed first to the Class A-3A Certificates until reduced to zero and then to the Class A-3B Certificates from Loan Group 1
     (and Loan Group 2 after the Class A-1A Certificates have been retired). The
     Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

o    Losses will be borne by the Classes (other than the Class X-1 and X-2
     Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-M, and then pro rata to the Class A-1, Class A-2, Class
     A-3A, Class A-3B, Class A-4, Class A-SB and Class A-1A Certificates
     (without regard to the Class A-SB planned principal balance).

o    Yield Maintenance Charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates
     (other than the Class X-2 Certificates) and the Class A-3A, E, F, G and H
     Certificates in the following manner: the holders of each class of offered certificates (other than the Class X-2 Certificates) and the Class A-3A, E,
     F, G and H Certificates will receive, (with respect to the related loan group, if applicable in the case of the Class A-1A, A-1, A-2, A-3A, A-3B,
     A-4 and A-SB Certificates) on each Distribution Date an amount of Yield
     Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).

               Group Principal Paid to Class     (Pass-Through Rate on Class -- Discount Rate)
   YM      x  ------------------------------- x  ----------------------------------------------
  Charge        Group Total Principal Paid          (Mortgage Rate on Loan -- Discount Rate)

o    Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 certificates.

o    The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
     P&I Advance will be reduced in proportion to such adjustment.
--------------------------------------------------------------------------------

                                    11 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                 COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              NUMBER OF    PRINCIPAL              WA      UW
 RANGE OF PRINCIPAL BALANCES   LOANS        BALANCE     % OF IPB  LTV     DSCR
--------------------------------------------------------------------------------
 $870,000 - $2,999,999           22       $50,273,903     1.8%   67.6%   1.47x
 $3,000,000 - $3,999,999         22        77,974,981     2.8    71.7%   1.40x
 $4,000,000 - $4,999,999         17        74,940,099     2.7    70.5%   1.35x
 $5,000,000 - $6,999,999         33       193,453,526     7.0    74.5%   1.33x
 $7,000,000 - $9,999,999         29       242,778,411     8.8    71.6%   1.36x
 $10,000,000 - $14,999,999       27       332,968,723    12.1    73.1%   1.36x
 $15,000,000 - $24,999,999       36       667,879,452    24.3    71.2%   1.39x
 $25,000,000 - $49,999,999       6        195,626,619     7.1    72.8%   1.41x
 $50,000,000 - $149,999,999      4        404,471,798    14.7    62.4%   1.86x
 $150,000,000 - $290,000,000     2        507,000,000    18.5    57.0%   1.91x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         198    $2,747,367,511   100.0%   67.8%   1.55x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:     $13,875,593
AVERAGE BALANCE PER PROPERTY: $10,289,766
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF  MORTGAGE          NUMBER OF                       % OF    WA    WA UW
INTEREST RATES                LOANS    PRINCIPAL BALANCE    IPB    LTV    DSCR
--------------------------------------------------------------------------------
 4.9900% - 5.4999%              53        $1,057,686,898   38.5%   62.1%  1.73x
 5.5000% - 5.9999%             133         1,567,219,046   57.0    71.4%  1.44x
 6.0000% - 6.2300%              12           122,461,567    4.5    70.8%  1.30x
-------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        198        $2,747,367,511  100.0%   67.8%  1.55x
-------------------------------------------------------------------------------
 WA INTEREST RATE:           5.5640%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------
RANGE OF  ORIGINAL TERMS    NUMBER OF                       % OF    WA    WA UW
TO MATURITY                   LOANS    PRINCIPAL BALANCE    IPB    LTV    DSCR
--------------------------------------------------------------------------------
60                              7         $182,076,845      6.6%   69.4%  1.95x
61 - 84                         9          142,367,866      5.2    65.3%  1.60x
85 - 120                       175       2,354,339,112     85.7    67.7%  1.52x
121 - 180                       6           48,583,688      1.8    73.0%  1.37x
181 - 240                       1           20,000,000      0.7    74.1%  1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        198      $2,747,367,511    100.0%   67.8%  1.55x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:         115
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER OF                       % OF    WA    WA UW
GEOGRAPHIC LOCATION        PROPERTIES  PRINCIPAL BALANCE    IPB    LTV    DSCR
--------------------------------------------------------------------------------
TEXAS                          22          $556,624,409     20.3%  59.5%  1.73x
NORTH CAROLINA                 29           279,911,471     10.2   71.5%  1.66x
NEW YORK                       22           172,774,808      6.3   66.8%  1.40x
ILLINOIS                       20           171,306,869      6.2   66.8%  2.03x
CALIFORNIA                     18           164,987,262      6.0   68.3%  1.27x
  NORTHERN CALIFORNIA           6            69,762,354      2.5   67.2%  1.27x
  SOUTHERN CALIFORNIA          12            95,224,908      3.5   69.1%  1.26x
OTHER                         156         1,401,762,691     51.0   70.6%  1.44x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       267        $2,747,367,511    100.0%  67.8%  1.55x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF UW                 NUMBER OF                       % OF    WA    WA UW
DSCRS                         LOANS    PRINCIPAL BALANCE    IPB    LTV    DSCR
--------------------------------------------------------------------------------
1.20x - 1.29x                 102        $1,099,312,080     40.0%  74.7%  1.23x
1.30x - 1.39x                  31           237,875,015      8.7   76.0%  1.35x
1.40x - 1.49x                  26           225,037,954      8.2   71.6%  1.43x
1.50x - 1.69x                  15           195,454,181      7.1   68.5%  1.58x
1.70x - 1.79x                  13           409,062,851     14.9   65.1%  1.78x
1.80x - 2.86x                  11           580,625,431     21.1   51.6%  2.09x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       198        $2,747,367,511    100.0%  67.8%  1.55x
--------------------------------------------------------------------------------
WA UW DSCR:                  1.55x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   REMAINING TERMS TO MATURITY DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING          NUMBER OF                       % OF    WA    WA UW
TERMS TO MATURITY             LOANS    PRINCIPAL BALANCE    IPB    LTV    DSCR
--------------------------------------------------------------------------------
53 - 60                        7          $182,076,845       6.6%  69.4%  1.95x
61 - 84                        9           142,367,866       5.2   65.3%  1.60x
85 - 120                      176        2,371,998,833      86.3   67.8%  1.52x
121 - 180                      5            30,923,968       1.1   69.4%  1.31x
181 - 231                      1            20,000,000       0.7   74.1%  1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       198       $2,747,367,511     100.0%  67.8%  1.55x
--------------------------------------------------------------------------------
WA REMAINING TERM:            112
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                          PROPERTY TYPE DISTRIBUTION(1)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                        NUMBER OF     PRINCIPAL   % OF   WA    WA UW
PROPERTY TYPE        SUB PROPERTY TYPE  PROPERTIES     BALANCE     IPB   LTV   DSCR
---------------------------------------------------------------------------------------

RETAIL               Anchored                44      406,184,957  14.8%  74.7%  1.27x
                     Regional Mall            1      290,000,000  10.6   47.5%  2.00x
                     Unanchored              17      116,622,321   4.2   71.2%  1.30x
                     Shadow Anchored          6       28,352,930   1.0   69.0%  1.45x
                       SUBTOTAL:             68     $841,160,208  30.6%  64.7%  1.53x
---------------------------------------------------------------------------------------
OFFICE               Suburban                48      532,632,579  19.4%  70.0%  1.54x
                     CBD                     11      275,426,975  10.0   61.8%  1.71x
                       SUBTOTAL:             59     $808,059,554  29.4%  67.2%  1.60x
---------------------------------------------------------------------------------------
MULTIFAMILY          Garden                  50      376,982,230  13.7%  74.9%  1.33x
                     Mid/High Rise           11       33,075,931   1.2   72.8%  1.40x
                       SUBTOTAL:             61     $410,058,161  14.9%  74.8%  1.34x
---------------------------------------------------------------------------------------
INDUSTRIAL           Warehouse/Distribution  25      225,383,960   8.2%  66.9%  1.82x
                     Flex                    19      162,822,318   5.9   66.5%  1.65x
                       SUBTOTAL:             44     $388,206,278  14.1%  66.8%  1.75x
---------------------------------------------------------------------------------------
HOTEL                Full Service             6       95,949,514   3.5%  67.5%  1.59x
                     Limited Service          2       12,010,480   0.4   69.3%  1.69x
                       SUBTOTAL:              8     $107,959,994   3.9%  67.7%  1.60x
---------------------------------------------------------------------------------------
MANUFACTURED HOUSING                         10      $82,803,928   3.0%  75.8%  1.24x
---------------------------------------------------------------------------------------
SENIOR HOUSING                                3      $72,021,798   2.6%  68.9%  1.54x
---------------------------------------------------------------------------------------
SELF-STORAGE                                 14      $37,097,591   1.4%  67.6%  1.46x
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     267   $2,747,367,511 100.0%  67.8%  1.55x
---------------------------------------------------------------------------------------

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    12 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                 COLLATERAL CHARACTERISTICS - ALL MORTGAGE LOANS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF ORIGINAL           NUMBER OF                       % OF     WA    WA UW
AMORTIZATION TERMS            LOANS    PRINCIPAL BALANCE    IPB     LTV    DSCR
--------------------------------------------------------------------------------
144 - 240                      5            $40,776,303     2.3%   67.9%   1.26x
241 - 300                      18           143,397,272     8.0    68.0%   1.45x
301 - 360                     154         1,613,477,935    89.8    73.8%   1.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       177        $1,797,651,511   100.0%   73.2%   1.33x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:       352
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER OF                       % OF    WA    WA UW
RANGE OF CUT-OFF LTVS         LOANS    PRINCIPAL BALANCE    IPB    LTV    DSCR
--------------------------------------------------------------------------------
31.2% - 50.0%                   9          $444,475,867    16.2%  47.1%   2.03x
50.1% - 60.0%                   18          229,278,110     8.3   59.0%   1.75x
60.1% - 70.0%                   42          768,861,063    28.0   67.7%   1.66x
70.1% - 75.0%                   40          465,607,935    16.9   73.0%   1.28x
75.1% - 80.0%                   89          839,144,536    30.5   78.5%   1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        198       $2,747,367,511   100.0%  67.8%   1.55x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:    67.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER OF                       % OF    WA     WA UW
AMORTIZATION TYPES            LOANS    PRINCIPAL BALANCE    IPB    LTV     DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
  Interest-Only                 21        $949,716,000      34.6%  57.6%   1.96x
  Partial Interest-Only         74         916,328,437      33.4   74.9%   1.27x
  Balloon(2)                   100         847,002,961      30.8   71.5%   1.39x
SUBTOTAL                       195      $2,713,047,398      98.8%  67.8%   1.55x
--------------------------------------------------------------------------------
FULLY AMORTIZING LOANS
  Partial Interest-Only         1          $20,000,000       0.7%  74.1%   1.27x
  Fully Amortizing Loans        2           14,320,113       0.5   63.0%   1.22x
SUBTOTAL                        3          $34,320,113       1.2%  69.5%   1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        198      $2,747,367,511     100.0%  67.8%   1.55x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY       NUMBER OF                       % OF   WA     WA UW
PERIODS                       LOANS    PRINCIPAL BALANCE    IPB    LTV     DSCR
-------------------------------------------------------------------------------
5 - 12                          7          $81,632,000       3.0%  76.3%   1.33x
13 - 24                         23         214,072,297       7.8   74.4%   1.27x
25 - 36                         27         312,800,140      11.4   74.7%   1.29x
37 - 48                         1           12,000,000       0.4   78.9%   1.23x
49 - 60                         17         315,824,000      11.5   75.0%   1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         75        $936,328,437      34.1%  74.9%   1.27x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING          NUMBER OF                       % OF    WA     WA UW
AMORTIZATION TERMS            LOANS    PRINCIPAL BALANCE    IPB    LTV     DSCR
-------------------------------------------------------------------------------
142 - 240                       5           $40,776,303     2.3%   67.9%   1.26x
241 - 300                      18           143,397,272     8.0    68.0%   1.45x
301 - 360                      154        1,613,477,935     89.8   73.8%   1.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        177       $1,797,651,511    100.0%  73.2%   1.33x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:       351
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY DATE(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER OF                       % OF    WA     WA UW
RANGE OF MATURITY LTVS        LOANS    PRINCIPAL BALANCE    IPB    LTV     DSCR
--------------------------------------------------------------------------------
31.2% - 50.0%                   19         $495,874,110     18.3%  48.2%   1.97x
50.1% - 60.0%                   48          579,365,302     21.4   65.1%   1.55x
60.1% - 70.0%                   94        1,280,756,663     47.2   73.5%   1.46x
70.1% - 79.8%                   34          357,051,323     13.2   79.0%   1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         195      $2,713,047,398    100.0%  67.8%   1.55x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY DATE: 61.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            YEAR BUILT/RENOVATED(4,5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER OF                      % OF    WA     WA UW
YEAR BUILT/RENOVATED          LOANS    PRINCIPAL BALANCE   IPB    LTV     DSCR
--------------------------------------------------------------------------------
1926 - 1959                      3          $17,480,000     0.6%  58.3%   1.88x
1960 - 1969                      2            6,939,000     0.3   65.8%   2.32x
1970 - 1979                     18          143,746,298     5.2   74.4%   1.43x
1980 - 1989                     33          307,200,857    11.2   72.8%   1.45x
1990 - 1999                     87          761,973,492    27.7   66.2%   1.61x
2000 - 2006                     124       1,510,027,865    55.0   67.2%   1.54x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         267      $2,747,367,511   100.0%  67.8%   1.55x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            NUMBER OF                       % OF    WA     WA UW
PREPAYMENT PROTECTION         LOANS    PRINCIPAL BALANCE    IPB    LTV     DSCR
--------------------------------------------------------------------------------
DEFEASANCE                      186      $2,430,783,788    88.5%   67.5%   1.53x
YIELD MAINTENANCE                9           65,711,220     2.4    72.2%   1.43x
DEFEASANCE/YIELD MAINTENANCE     3          250,872,503     9.1    70.2%   1.70x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         198      $2,747,367,511   100.0%   67.8%   1.55x
--------------------------------------------------------------------------------

(1) Excludes loans that are interest-only for the entire term.

(2) Excludes the mortgage loans that pay interest-only for a portion of their term

(3) Excludes the fully amortizing mortgage loans.

(4) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(5) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    13 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14
--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF                     NUMBER OF                      % OF    WA    WA UW
PRINCIPAL BALANCES             LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
 $1,244,499 - $2,999,999         15         $36,051,640      1.6%   64.5%  1.50x
 $3,000,000 - $3,999,999         16          56,445,401      2.4    70.8%  1.38x
 $4,000,000 - $4,999,999          9          39,555,960      1.7    68.2%  1.36x
 $5,000,000 - $6,999,999         24         141,192,375      6.1    74.2%  1.33x
 $7,000,000 - $9,999,999         25         211,487,499      9.1    70.5%  1.37x
 $10,000,000 - $14,999,999       18         224,574,999      9.7    70.6%  1.40x
 $15,000,000 - $24,999,999       27         501,075,740     21.6    69.5%  1.44x
 $25,000,000 - $49,999,999        6         195,626,619      8.4    72.8%  1.41x
 $50,000,000 - $149,999,999       4         404,471,798     17.5    62.4%  1.86x
 $150,000,000 - $290,000,000      2         507,000,000     21.9    57.0%  1.91x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          146     $2,317,482,030    100.0%   66.2%  1.59x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:     $15,873,165
AVERAGE BALANCE PER PROPERTY: $11,360,206
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF                     NUMBER OF                      % OF    WA    WA UW
MORTGAGE INTEREST RATES        LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
 5.1200% - 5.4999%              31          $879,016,897    37.9%  59.3%   1.83x
 5.5000% - 5.9999%              107        1,342,232,305    57.9   70.6%   1.46x
 6.0000% - 6.2300%               8            96,232,828     4.2   68.4%   1.31x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         146       $2,317,482,030   100.0%  66.2%   1.59x
--------------------------------------------------------------------------------
 WA INTEREST RATE:            5.5615%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS TO   NUMBER OF                      % OF    WA    WA UW
MATURITY                       LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
60                               3          $142,130,000      6.1%  66.6%  2.13x
61 - 84                          8           138,027,938      6.0   65.1%  1.62x
85 - 120                        130        1,979,276,428     85.4   66.1%  1.56x
121 - 180                        4            38,047,665      1.6   74.0%  1.41x
181 - 240                        1            20,000,000      0.9   74.1%  1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         146       $2,317,482,030    100.0%  66.2%  1.59x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:          114
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
GEOGRAPHIC LOCATION         PROPERTIES   PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
TEXAS                           17         $517,710,185     22.3%  58.1%   1.77x
NORTH CAROLINA                  24          271,566,471     11.7   71.4%   1.67x
ILLINOIS                        20          171,306,869      7.4   66.8%   2.03x
CALIFORNIA                      18          164,987,262      7.1   68.3%   1.27x
  NORTHERN CALIFORNIA            6           69,762,354      3.0   67.2%   1.27x
  SOUTHERN CALIFORNIA           12           95,224,908      4.1   69.1%   1.26x
NEW YORK                        12          144,188,610      6.2   64.7%   1.41x
VIRGINIA                         9          125,753,845      5.4   70.1%   1.32x
DISTRICT OF COLUMBIA             1          120,000,000      5.2   47.2%   2.12x
OTHER                           103         801,968,786     34.6   71.7%   1.43x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         204      $2,317,482,030    100.0%  66.2%    1.59
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF UW                  NUMBER OF                      % OF    WA    WA UW
DSCRS                          LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
1.20x - 1.29x                   70         $798,226,019     34.4%  74.0%   1.23x
1.30x - 1.39x                   24          169,553,533      7.3   75.1%   1.35x
1.40x - 1.69x                   30          370,489,946     16.0   69.3%   1.50x
1.70x - 1.99x                   15          435,126,252     18.8   64.5%   1.80x
2.00x - 2.86x                    7          544,086,280     23.5   51.5%   2.10x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         146      $2,317,482,030    100.0%  66.2%   1.59x
--------------------------------------------------------------------------------
WA UW DSCR:                    1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   REMAINING TERMS TO MATURITY DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS     NUMBER OF                      % OF    WA    WA UW
TO MATURITY                    LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
53 - 60                          3         $142,130,000      6.1%  66.6%   2.13x
61 - 84                          8          138,027,938      6.0   65.1%   1.62x
85 - 120                        131       1,996,936,148     86.2   66.2%   1.56x
121 - 180                        3           20,387,944      0.9   69.3%   1.34x
181 - 231                        1           20,000,000      0.9   74.1%   1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         146      $2,317,482,030    100.0%  66.2%   1.59x
--------------------------------------------------------------------------------
WA REMAINING TERM:              112
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                         PROPERTY TYPE DISTRIBUTION(1)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                            NUMBER OF   PRINCIPAL      % OF       WA        WA UW
PROPERTY TYPE          SUB PROPERTY TYPE   PROPERTIES    BALANCE        IPB       LTV        DSCR
-----------------------------------------------------------------------------------------------------

RETAIL                 Anchored                44      $406,184,957     17.5%     74.7%      1.27x
                       Regional Mall           1        290,000,000     12.5      47.5%      2.00x
                       Unanchored              17       116,622,321      5.0      71.2%      1.30x
                       Shadow Anchored         6         28,352,930      1.2      69.0%      1.45x
                         SUBTOTAL:             68      $841,160,208     36.3%     64.7%      1.53x
-----------------------------------------------------------------------------------------------------
OFFICE                 Suburban                48      $532,632,579     23.0%     70.0%      1.54x
                       CBD                     11       275,426,975     11.9      61.8%      1.71x
                         SUBTOTAL:             59      $808,059,554     34.9%     67.2%      1.60x
-----------------------------------------------------------------------------------------------------
INDUSTRIAL             Warehouse/Distribution  25      $225,383,960      9.7%     66.9%      1.82x
                       Flex                    19       162,822,318      7.0      66.5%      1.65x
                         SUBTOTAL:             44      $388,206,278     16.8%     66.8%      1.75x
-----------------------------------------------------------------------------------------------------
HOTEL                  Full Service            6        $95,949,514      4.1%     67.5%      1.59x
                       Limited Service         2         12,010,480      0.5      69.3%      1.69x
                         SUBTOTAL:             8       $107,959,994      4.7%     67.7%      1.60x
-----------------------------------------------------------------------------------------------------
SENIOR HOUSING                                 3        $72,021,798      3.1%     68.9%      1.54x
-----------------------------------------------------------------------------------------------------
MULTIFAMILY            Garden                  5        $46,350,608      2.0%     61.3%      1.68x
-----------------------------------------------------------------------------------------------------
SELF-STORAGE                                   14       $37,097,591      1.6%     67.6%      1.46x
-----------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                           3        $16,626,000      0.7%     77.2%      1.24x
-----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       204    $2,317,482,030    100.0%     66.2%      1.59x
-----------------------------------------------------------------------------------------------------

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    14 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14
--------------------------------------------------------------------------------
                    COLLATERAL CHARACTERISTICS - LOAN GROUP 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF ORIGINAL            NUMBER OF                      % OF    WA    WA UW
AMORTIZATION TERMS             LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
-------------------------------------------------------------------------------
180 - 240                         4           $35,357,854     2.6%  69.0%  1.27x
241 - 300                        18           143,397,272    10.4   68.0%  1.45x
301 - 360                        109        1,205,952,903    87.1   72.9%  1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          131       $1,384,708,030   100.0%  72.3%  1.34x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:          350
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
RANGE OF CUT-OFF LTVS          LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
31.2% - 50.0%                     8          $439,986,133   19.0%   47.1%  2.03x
50.1% - 60.0%                    18           229,278,110    9.9    59.0%  1.75x
60.1% - 70.0%                    38           750,496,598   32.4    67.8%  1.66x
70.1% - 75.0%                    30           384,262,762   16.6    73.1%  1.29x
75.1% - 80.0%                    52           513,458,427   22.2    78.5%  1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          146       $2,317,482,030  100.0%   66.2%  1.59x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:      66.2%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
AMORTIZED TYPES                LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
  Interest-Only                  15          $932,774,000   40.2%   57.3%  1.97x
  Balloon(2)                     79           682,045,366   29.4    70.5%  1.41x
  Partial Interest-Only          50           673,761,000   29.1    74.2%  1.27x
SUBTOTAL                         144       $2,288,580,366   98.8%   66.2%  1.60x
--------------------------------------------------------------------------------
FULLY AMORTIZING
  Partial Interest-Only           1           $20,000,000    0.9%    74.1%  1.27
  Fully Amortizing                1             8,901,664    0.4     64.3%  1.24
SUBTOTAL                          2           $28,901,664    1.2%    71.1%  1.26
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          146       $2,317,482,030  100.0%   66.2%  1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY        NUMBER OF                      % OF    WA    WA UW
PERIODS                        LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
5 - 12                            6           $66,200,000    2.9%  75.4%   1.32x
13 - 24                          14          $149,920,000    6.5   73.3%   1.27x
25 - 36                          20           216,455,000    9.3   73.5%   1.30x
37 - 48                           1            12,000,000    0.5   78.9%   1.23x
49 - 60                          10           249,186,000   10.8   74.8%   1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          51          $693,761,000   29.9%  74.2%   1.27x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING           NUMBER OF                      % OF    WA    WA UW
AMORTIZATION TERMS             LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
177 - 240                         4           $35,357,854     2.6%  69.0%  1.27x
241 - 300                        18           143,397,272    10.4   68.0%  1.45x
301 - 360                        109        1,205,952,903    87.1   72.9%  1.33x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          131       $1,384,708,030    100.0% 72.3%  1.34x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:         349
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY DATE(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
RANGE OF MATURITY LTVS         LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
31.2% - 50.0%                     18        $491,384,377     21.5%  48.2%  1.97x
50.1% - 60.0%                     44         561,301,711     24.5   65.0%  1.55x
60.1% - 70.0%                     67       1,016,578,278     44.4   72.7%  1.52x
70.1% - 77.0%                     15         219,316,000      9.6   79.0%  1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           144     $2,288,580,366    100.0%  66.2%  1.60x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY DATE:   60.5%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            YEAR BUILT/RENOVATED(4,5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
YEAR BUILT/RENOVATED        PROPERTIES   PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
1926 - 1959                      2           $15,840,000     0.7%   56.7%  1.95x
1960 - 1969                      2             6,939,000     0.3    65.8%  2.32x
1970 - 1979                      9            62,439,383     2.7    71.9%  1.63x
1980 - 1989                     25           250,574,565    10.8    71.9%  1.48x
1990 - 1999                     72           679,530,362    29.3    65.3%  1.65x
2000 - 2006                     94         1,302,158,719    56.2    65.5%  1.58x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         204       $2,317,482,030   100.0%   66.2%  1.59x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
PREPAYMENT PROTECTION          LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
DEFEASANCE                       138       $2,029,193,059   87.6%  65.7%   1.59x
YIELD MAINTENANCE                 5            37,416,467    1.6   69.9%   1.40x
DEFEASANCE/YIELD MAINTENANCE      3           250,872,503   10.8   70.2%   1.70x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          146       $2,317,482,030  100.0%  66.2%   1.59x
--------------------------------------------------------------------------------

(1) Excludes loans that are interest-only for the entire term.

(2) Excludes the mortgage loans that pay interest-only for a portion of their term.

(3) Excludes the fully amortizing mortgage loans.

(4) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(5) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    15 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
              COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
RANGE OF PRINCIPAL BALANCES    LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
 $870,000 - $2,999,999          7           $14,222,263      3.3%   75.6%  1.40x
 $3,000,000 - $3,999,999        6            21,529,580      5.0    73.9%  1.43x
 $4,000,000 - $4,999,999        8            35,384,139      8.2    73.1%  1.33x
 $5,000,000 - $6,999,999        9            52,261,151     12.2    75.1%  1.31x
 $7,000,000 - $9,999,999        4            31,290,912      7.3    78.8%  1.26x
 $10,000,000 - $14,999,999      9           108,393,724     25.2    78.1%  1.28x
 $15,000,000 - $22,800,000      9           166,803,712     38.8    76.2%  1.24x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         52         $429,885,481    100.0%   76.3%  1.28x
--------------------------------------------------------------------------------
AVERAGE BALANCE PER LOAN:     $8,267,028
AVERAGE BALANCE PER PROPERTY: $6,823,579
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF MORTGAGE            NUMBER OF                      % OF    WA    WA UW
INTEREST RATES                 LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
 4.9900% - 5.4999%              22         $178,670,001     41.6%   75.8%  1.28x
 5.5000% - 6.0800%              30          251,215,480     58.4    76.7%  1.29x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         52         $429,885,481    100.0%   76.3%  1.28x
--------------------------------------------------------------------------------
 WA INTEREST RATE:           5.5776%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       ORIGINAL TERM TO MATURITY IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF ORIGINAL TERMS      NUMBER OF                      % OF    WA    WA UW
TO MATURITY                    LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
60 - 84                          5           $44,286,773    10.3%  78.5%   1.29x
85 - 180                         47         $385,598,708    89.7   76.1%   1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          52         $429,885,481   100.0%  76.3%   1.28x
--------------------------------------------------------------------------------
WA ORIGINAL LOAN TERM:          115
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           GEOGRAPHIC DISTRIBUTION(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
GEOGRAPHIC LOCATION         PROPERTIES   PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
FLORIDA                         10            $78,090,703    18.2%  73.7%  1.25x
INDIANA                          8             58,331,453    13.6   76.4%  1.40x
TEXAS                            5             38,914,224     9.1   76.8%  1.23x
MICHIGAN                         3             34,424,920     8.0   76.5%  1.31x
NEW YORK                        10             28,586,198     6.6   77.6%  1.34x
TENNESSEE                        3             26,131,138     6.1   79.5%  1.27x
OHIO                             5             22,845,918     5.3   80.0%  1.32x
OTHER                           19            142,560,928    33.2   76.2%  1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         63           $429,885,481   100.0%  76.3%  1.28x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF UW                  NUMBER OF                      % OF    WA    WA UW
DSCRS                          LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
1.20x - 1.39x                   39           $369,407,543   85.9%   77.0%  1.24x
1.40x - 1.49x                    7             38,987,189    9.1    77.3%  1.45x
1.50x - 1.85x                    6             21,490,750    5.0    63.3%  1.68x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         52           $429,885,481  100.0%   76.3%  1.28x
--------------------------------------------------------------------------------
WA UW DSCR:                    1.28x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   REMAINING TERMS TO MATURITY DATE IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING TERMS     NUMBER OF                      % OF    WA    WA UW
TO MATURITY                    LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
57 - 60                         4            $39,946,845     9.3%   79.3%  1.30x
61 - 84                         1             $4,339,928     1.0    71.1%  1.23x
85 - 175                       47            385,598,708    89.7    76.1%  1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        52           $429,885,481   100.0%   76.3%  1.28x
--------------------------------------------------------------------------------
WA REMAINING TERM:             113
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                      PROPERTY TYPE DISTRIBUTION(1)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                            NUMBER OF    PRINCIPAL      % OF       WA          WA UW
PROPERTY TYPE           SUB PROPERTY TYPE   PROPERTIES    BALANCE       IPB        LTV         DSCR
-----------------------------------------------------------------------------------------------------

MULTIFAMILY             Garden                 45       $330,631,622    76.9%      76.9%       1.28x
                        Mid/High Rise          11        $33,075,931     7.7       72.8%       1.40x
                          SUBTOTAL:            56       $363,707,553    84.6%      76.5%       1.29x
-----------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING                           7          66,177,928    15.4%      75.5%       1.24x
-----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        63       $429,885,481   100.0%      76.3%       1.28x
-----------------------------------------------------------------------------------------------------

(1) Because this table is presented at the Mortgaged Property level, certain information is based on alloocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    16 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                  COLLATERAL CHARACTERISTICS - LOAN GROUP 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF ORIGINAL            NUMBER OF                      % OF    WA    WA UW
AMORTIZATION TERMS             LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
144 - 330                        1           $5,418,449      1.3%  60.9%   1.20x
331 - 360                       45          407,525,032     98.7   76.5%   1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         46         $412,943,481    100.0%  76.3%   1.27x
--------------------------------------------------------------------------------
WA ORIGINAL AMORT TERM:         357
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        LTV RATIOS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
CUT-OFF LTV                    LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
42.4% - 50.0%                    1           $4,489,733      1.0%  42.4%   1.74x
50.1% - 65.0%                    2           11,404,466      2.7   61.0%   1.54x
65.1% - 75.0%                   12           88,305,173     20.5   72.1%   1.26x
75.1% - 80.0%                   37          325,686,109     75.8   78.5%   1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         52         $429,885,481    100.0%  76.3%   1.28x
--------------------------------------------------------------------------------
WA CUT-OFF DATE LTV RATIO:     76.3%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               AMORTIZATION TYPES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
AMORTIZED TYPES                LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
BALLOON LOANS
  Partial Interest-Only         24         $242,567,437     56.4%  77.0%   1.28x
  Balloon(2)                    21          164,957,595     38.4   75.9%   1.28x
  Interest-Only                  6           16,942,000      3.9   76.5%   1.49x
SUBTOTAL                        51         $424,467,032     98.7%  76.5%   1.28x
--------------------------------------------------------------------------------
FULLY AMORTIZING                 1           $5,418,449      1.3%  60.9%   1.20x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         52         $429,885,481    100.0%  76.3%   1.28x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     PARTIAL INTEREST-ONLY PERIODS IN MONTHS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PARTIAL INTEREST-ONLY        NUMBER OF                      % OF    WA    WA UW
PERIODS                        LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
12 - 36                         17         $175,929,437      40.9%  77.5%  1.29x
37 - 60                          7           66,638,000      15.5   75.7%  1.25x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         24         $242,567,437      56.4%  77.0%  1.28x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM IN MONTHS(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RANGE OF REMAINING           NUMBER OF                      % OF    WA    WA UW
AMORTIZATION TERMS             LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
142 - 330                        1            $5,418,449     1.3%  60.9%   1.20x
331 - 360                        45          407,525,032    98.7   76.5%   1.28x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          46         $412,943,481   100.0%  76.3%   1.27x
--------------------------------------------------------------------------------
WA REMAINING AMORT TERM:        356
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTV RATIOS AS OF THE MATURITY DATE(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
MATURITY LTV                   LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
35.6% - 50.0%                    1            $4,489,733     1.1%  42.4%   1.74x
50.1% - 60.0%                    4            18,063,591     4.3   68.3%   1.57x
60.1% - 70.0%                    27          264,178,385    62.2   76.4%   1.24x
70.1% - 79.8%                    19          137,735,323    32.4   78.9%   1.32x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          51         $424,467,032   100.0%  76.5%   1.28x
--------------------------------------------------------------------------------
WA LTV RATIO AT MATURITY DATE: 67.8%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            YEAR BUILT/RENOVATED(4,5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
YEAR BUILT/RENOVATED        PROPERTIES   PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
1928 - 1969                      1            $1,640,000     0.4%  74.5%   1.20x
1970 - 1979                      9            81,306,914    18.9   76.3%   1.28x
1980 - 1989                      8            56,626,292    13.2   76.4%   1.33x
1990 - 1999                      15           82,443,129    19.2   73.5%   1.30x
2000 - 2005                      30          207,869,146    48.4   77.5%   1.27x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          63         $429,885,481   100.0%  76.3%   1.28x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PREPAYMENT PROTECTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             NUMBER OF                      % OF    WA    WA UW
PREPAYMENT PROTECTION          LOANS     PRINCIPAL BALANCE   IPB    LTV    DSCR
--------------------------------------------------------------------------------
DEFEASANCE                       48         $401,590,729    93.4%  76.4%   1.27x
YIELD MAINTENANCE                 4           28,294,752     6.6   75.2%   1.47x
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          52         $429,885,481   100.0%  76.3%   1.28x
--------------------------------------------------------------------------------

(1) Excludes loans that are interest-only for the entire term.

(2) Excludes the mortgage loans that pay interest-only for a portion of their term.

(3) Excludes the fully amortizing mortgage loans.

(4) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

(5) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                    17 of 17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

--------------------------------------------------------------------------------
                                   EXHIBIT A
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
LOAN ID      PROPERTY NAME                         CHARACTERISTIC                      INITIAL VALUE (1)       CURRENT VALUE
----------------------------------------------------------------------------------------------------------------------------------

         2   Ballantyne Corporate Park             Monthly CapEx Reserve ($)           0.00                    18,806.92
         2   Ballantyne Corporate Park             Most Recent NOI ($)                 18,205,745              18,205,742
      2.16   Courtyard by Marriott                 Occupancy Date                      10/31/05                01/21/05
             Colony II Portfolio                   Annual Debt Service                 8,983,619.52            8,985,227.40
             Colony II Portfolio                   Interest Rate %                     5.588000                5.589000
             Colony II Portfolio                   Monthly Debt Service ($)            748,634.96              748,768.95
         3   Alamo Crossing Commerce Center        Annual Debt Service                 1,876,035.84            1,876,371.60
         3   Alamo Crossing Commerce Center        Interest Rate %                     5.588000                5.589000
         3   Alamo Crossing Commerce Center        2nd Largest Tenant                  CTS/PCS                 CTS Partners LLC /
                                                                                                               Peripheral Computer
                                                                                                               Support Inc.
         3   Alamo Crossing Commerce Center        3rd Largest Tenant                  Empire Company          The Empire Company,
                                                                                                               Inc.
         3   Alamo Crossing Commerce Center        Largest Tenant Lease Expiration     07/01/12                07/31/12
         3   Alamo Crossing Commerce Center        2nd Largest Tenant Lease Expiration 08/01/13                08/31/13
         3   Alamo Crossing Commerce Center        3rd Largest Tenant Lease Expiration 05/01/11                03/31/11
         3   Alamo Crossing Commerce Center        Net Mortgage Rate %                 5.567300                5.568300
         3   Alamo Crossing Commerce Center        Note Date                           02/08/06                02/10/06
         3   Alamo Crossing Commerce Center        Monthly Debt Service ($)            156,336.32              156,364.30
         4   Fair Oaks                             Annual Debt Service                 1,346,715.72            1,346,956.80
         4   Fair Oaks                             Interest Rate %                     5.588000                5.589000
         4   Fair Oaks                             Net Mortgage Rate %                 5.567300                5.568300
         4   Fair Oaks                             Note Date                           02/08/06                02/10/06
         4   Fair Oaks                             Monthly Debt Service ($)            112,226.31              112,246.40
         5   Holland Park                          Annual Debt Service                 1,269,096.84            1,269,324.00
         5   Holland Park                          Interest Rate %                     5.588000                5.589000
         5   Holland Park                          Net Mortgage Rate %                 5.567300                5.568300
         5   Holland Park                          Note Date                           02/08/06                02/10/06
         5   Holland Park                          Monthly Debt Service ($)            105,758.07              105,777.00
         6   Kensington Business Center            Annual Debt Service                 1,019,843.28            1,020,025.80
         6   Kensington Business Center            Interest Rate %                     5.588000                5.589000
         6   Kensington Business Center            Net Mortgage Rate %                 5.567300                5.568300
         6   Kensington Business Center            Note Date                           02/08/06                02/10/06
         6   Kensington Business Center            Monthly Debt Service ($)            84,986.94               85,002.15
         7   Oakbrook Terrace Corporate Center III Annual Debt Service                 917,829.00              917,993.28
         7   Oakbrook Terrace Corporate Center III Interest Rate %                     5.588000                5.589000
         7   Oakbrook Terrace Corporate Center III Net Mortgage Rate %                 5.567300                5.568300
         7   Oakbrook Terrace Corporate Center III Note Date                           02/08/06                02/10/06
         7   Oakbrook Terrace Corporate Center III Monthly Debt Service ($)            76,485.75               76,499.44
         8   Southfield Logistics                  Annual Debt Service                 906,497.76              906,660.00
         8   Southfield Logistics                  Interest Rate %                     5.588000                5.589000
         8   Southfield Logistics                  3rd Largest Tenant                  Strasser Wonderworks
         8   Southfield Logistics                  3rd Largest Tenant Lease Expiration 08/31/11
         8   Southfield Logistics                  Net Mortgage Rate %                 5.567300                5.568300
         8   Southfield Logistics                  Note Date                           02/08/06                02/10/06
         8   Southfield Logistics                  Monthly Debt Service ($)            75,541.48               75,555.00
         9   The Park in Woodinville               Annual Debt Service                 882,743.52              882,901.56
         9   The Park in Woodinville               Interest Rate %                     5.588000                5.589000
         9   The Park in Woodinville               Net Mortgage Rate %                 5.567300                5.568300
         9   The Park in Woodinville               Note Date                           02/08/06                02/10/06
         9   The Park in Woodinville               Monthly Debt Service ($)            73,561.96               73,575.13
        10   Azalea Springs                        Annual Debt Service                 764,857.56              764,994.36
        10   Azalea Springs                        Interest Rate %                     5.588000                5.589000
        10   Azalea Springs                        Net Mortgage Rate %                 5.567300                5.568300
        10   Azalea Springs                        Note Date                           02/08/06                02/10/06
        10   Azalea Springs                        Monthly Debt Service ($)            63,738.13               63,749.53
        12   CenterPoint I                         Current Balance per Unit ($)        22                      24
        12   CenterPoint I                         Original Balance per Unit ($)       22                      24

                                       A-1

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

------------------------------------------------------------------------------------------------------------------------------------
LOAN ID      PROPERTY NAME                         CHARACTERISTIC                      INITIAL VALUE (1)      CURRENT VALUE
------------------------------------------------------------------------------------------------------------------------------------

        12   CenterPoint I                         Units                               5,390,542              5,391,940
     12.02   308 South Division Street             Largest Tenant                      True Value Company     Tru-Serv
     12.03   2727 West Diehl Road                  Largest Tenant Lease Expiration     09/30/07               02/29/12
     12.04   W165 N5830 Ridgewood Drive            Current Balance per Unit ($)        33                     37
     12.04   W165 N5830 Ridgewood Drive            Original Balance per Unit ($)       33                     37
     12.04   W165 N5830 Ridgewood Drive            Occupancy Date                      07/26/05               01/01/06
     12.08   1445-1645 Greenleaf Avenue            Largest Tenant                      Metropolitan Container Chicago Regional
                                                                                       Packing Group          Carpenters
     12.08   1445-1645 Greenleaf Avenue            3rd Largest Tenant                  Lehman, Inc.           Metropolitan Container
                                                                                                              Packaging Group, Inc.
     12.08   1445-1645 Greenleaf Avenue            Largest Tenant Lease Expiration     12/31/06               07/31/07
     12.08   1445-1645 Greenleaf Avenue            3rd Largest Tenant Lease Expiration 03/31/09               MTM
     12.12   10700 West Waveland Avenue            Largest Tenant Lease Expiration     03/31/06               09/30/06
     12.16   28160 North Keith Drive               Largest Tenant                      Popcorn Factory Inc.   Popcorn Factory
     12.16   28160 North Keith Drive               Largest Tenant Lease Expiration     05/31/06               05/31/08
     13.07   Avion Tech II                         Largest Tenant                      GTSI Corp.             NEC America, Inc.
        14   Chartwell II Portfolio                Upfront Capex Reserve ($)           20,825.00              0.00
        18   San Antonio Marriott Northwest        Upfront Engin. Reserve ($)          0.00                   17,826.00
        19   The Meridian at Brentwood - Phase I   Current Balance per Unit ($)        155                    161
        19   The Meridian at Brentwood - Phase I   Original Balance per Unit ($)       155                    161
        23   HTA-Clover Leaf                       Monthly CapEx Reserve ($)           0.00                   2,931.81
        24   1040 Grant Road                       UW NCF ($)                          1,808,550              1,806,197
        24   1040 Grant Road                       UW NOI ($)                          1,898,366              1,896,014
        31   Sierra Crossroads                     Annual Debt Service                 1,297,421.40           1,331,994.84
        31   Sierra Crossroads                     Maturity Balance ($)                18,509,378.73          17,716,580.13
        31   Sierra Crossroads                     Maturity LTV %                      74.3                   71.2
        31   Sierra Crossroads                     Interest Rate %                     5.520000               5.760000
        31   Sierra Crossroads                     I/O Period                          60                     24
        31   Sierra Crossroads                     Monthly CapEx Reserve ($)           1,019.11               1,079.00
        31   Sierra Crossroads                     Monthly Ins. Reserve ($)            2,516.67               6,279.31
        31   Sierra Crossroads                     Monthly RE Tax Reserve ($)          12,500.00              19,650.90
        31   Sierra Crossroads                     Monthly TI/LC Reserve ($)           4,166.67               4,167.00
        31   Sierra Crossroads                     Net Mortgage Rate %                 5.499300               5.689300
        31   Sierra Crossroads                     Monthly Debt Service ($)            108,118.45             110,999.57
        31   Sierra Crossroads                     Upfront Capex Reserve ($)           1,019.11               3,237.00
        31   Sierra Crossroads                     Upfront Engin. Reserve ($)          15,100.00              34,802.15
        31   Sierra Crossroads                     Upfront RE Tax Reserve ($)          75,000.00              98,254.49
        31   Sierra Crossroads                     Upfront TI/LC Reserve ($)           4,166.67               12,501.00
        31   Sierra Crossroads                     UW DSCR (x)                         1.23                   1.21
        31   Sierra Crossroads                     UW NCF ($)                          1,597,253              1,616,723
        31   Sierra Crossroads                     UW NOI ($)                          1,647,974              1,668,306
        32   The Kentile Building                  Annual Debt Service                 1,313,216.40           1,329,412.08
        32   The Kentile Building                  Maturity Balance ($)                15,939,561.02          15,896,834.18
        32   The Kentile Building                  Maturity LTV %                      59.0                   58.9
        32   The Kentile Building                  Current LTV %                       70.4                   69.8
        32   The Kentile Building                  Current Balance ($)                 19,000,000.00          18,840,000.00
        32   The Kentile Building                  Interest Rate %                     5.630000               5.820000
        32   The Kentile Building                  Monthly Ins. Reserve ($)            3,317.25               4,058.92
        32   The Kentile Building                  Net Mortgage Rate %                 5.609300               5.799300
        32   The Kentile Building                  Note Date                           02/28/06               02/22/06
        32   The Kentile Building                  Original Balance ($)                19,000,000             18,840,000
        32   The Kentile Building                  Monthly Debt Service ($)            109,434.70             110,784.34
        32   The Kentile Building                  Upfront Engin. Reserve ($)          19,903.50              35,638.63
        32   The Kentile Building                  Upfront RE Tax Reserve ($)          53,958.00              71,944.00
        32   The Kentile Building                  UW DSCR (x)                         1.27                   1.25
        33   Colony Line-Maryland Corporate Center 3rd Largest Tenant Lease Expiration 02/01/10               MTM
        45   Metro Corporate Center                Annual Debt Service                 1,103,233.92           1,251,148.32
        45   Metro Corporate Center                Maturity Balance ($)                13,109,988.59          13,050,000.00
        45   Metro Corporate Center                Maturity LTV %                      50.2                   50.0
        45   Metro Corporate Center                Current LTV %                       59.4                   59.1

                                       A-2

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

----------------------------------------------------------------------------------------------------------------------------------
LOAN ID      PROPERTY NAME                         CHARACTERISTIC                     INITIAL VALUE (1)         CURRENT VALUE
----------------------------------------------------------------------------------------------------------------------------------

        45   Metro Corporate Center               Current Balance ($)                 15,500,000.00              15,428,750.00
        45   Metro Corporate Center               Current Balance per Unit ($)        220                        219
        45   Metro Corporate Center               First Payment Date                  04/01/06                   01/06/06
        45   Metro Corporate Center               Grace Period                        7                          0
        45   Metro Corporate Center               Interest Rate %                     5.900000                   6.060000
        45   Metro Corporate Center               Maturity Date                       03/01/16                   12/07/15
        45   Metro Corporate Center               Monthly Ins. Reserve ($)            13,329.42                  13,299.33
        45   Metro Corporate Center               Monthly RE Tax Reserve ($)          23,759.83                  23,866.50
        45   Metro Corporate Center               Net Mortgage Rate %                 5.879300                   5.989300
        45   Metro Corporate Center               Note Date                           02/28/06                   12/07/05
        45   Metro Corporate Center               Monthly Debt Service ($)            91,936.16                  104,262.36
        45   Metro Corporate Center               Payment Due Date                    1                          6
        45   Metro Corporate Center               Rem. Amort                          360                        357 (2)
        45   Metro Corporate Center               Rem. Amort                          120                        117 (2)
        45   Metro Corporate Center               Seasoning                           0                          3
        45   Metro Corporate Center               Provision (Payments)                L(24),Def(92),O(4)         L(24),Def(89),O(4)
        45   Metro Corporate Center               Upfront Capex Reserve ($)           1,176.50                   0.00
        45   Metro Corporate Center               Upfront Engin. Reserve ($)          79,976.50                  66,496.65
        45   Metro Corporate Center               Upfront RE Tax Reserve ($)          142,559.00                 95,466.00
        45   Metro Corporate Center               Upfront TI/LC Reserve ($)           5,882.50                   0.00
        45   Metro Corporate Center               UW DSCR (x)                         1.44                       1.27
        46   Suncom Center                        Net Mortgage Rate %                 5.868300                   5.769300
        50   Embassy Suites Hotel                 Net Mortgage Rate %                 6.218300                   6.119300
        51   Wellington Farms Apartments          Annual Debt Service                 1,002,474.60               1,018,228.08
        51   Wellington Farms Apartments          Appraised Value ($)                 18,930,000                 19,500,000
        51   Wellington Farms Apartments          Maturity Balance ($)                12,811,792.39              12,737,082.14
        51   Wellington Farms Apartments          Maturity LTV %                      67.7                       65.3
        51   Wellington Farms Apartments          Current LTV %                       77.1                       74.0
        51   Wellington Farms Apartments          Current Balance ($)                 14,600,000.00              14,430,000.00
        51   Wellington Farms Apartments          Current Balance per Unit ($)        61,864                     61,144
        51   Wellington Farms Apartments          Interest Rate %                     5.570000                   5.820000
        51   Wellington Farms Apartments          Monthly CapEx Reserve ($)           3,933.33                   3,933.00
        51   Wellington Farms Apartments          Monthly Ins. Reserve ($)            5,113.33                   5,114.92
        51   Wellington Farms Apartments          Monthly RE Tax Reserve ($)          21,922.08                  21,922.10
        51   Wellington Farms Apartments          Most Recent NOI ($)                 1,227,030                  1,024,871
        51   Wellington Farms Apartments          Net Mortgage Rate %                 5.549300                   5.799300
        51   Wellington Farms Apartments          Note Date                           02/28/06                   02/23/06
        51   Wellington Farms Apartments          Original Balance per Unit ($)       61,864                     61,144
        51   Wellington Farms Apartments          Original Balance ($)                14,600,000                 14,430,000
        51   Wellington Farms Apartments          Monthly Debt Service ($)            83,539.55                  84,852.34
        51   Wellington Farms Apartments          Upfront Capex Reserve ($)           3,933.33                   3,933.00
        51   Wellington Farms Apartments          Upfront Engin. Reserve ($)          30,680.00                  61,883.50
        51   Wellington Farms Apartments          Upfront RE Tax Reserve ($)          131,532.50                 87,688.40
        51   Wellington Farms Apartments          UW DSCR (x)                         1.22                       1.20
        58   Valley View Business Center IV       Most Recent NOI Date                12/31/05
        60   Tulane Park Apartments               County                              Desoto County              Desoto
        61   32 West 39th Street                  Annual Debt Service                 853,188.60                 857,852.04
        61   32 West 39th Street                  Maturity Balance ($)                10,298,838.18              10,314,495.38
        61   32 West 39th Street                  Interest Rate %                     5.700000                   5.750000
        61   32 West 39th Street                  Monthly CapEx Reserve ($)           1,420.25                   1,391.67
        61   32 West 39th Street                  Monthly Ins. Reserve ($)            3,532.12                   4,353.25
        61   32 West 39th Street                  Monthly Debt Service ($)            71,099.05                  71,487.67
        61   32 West 39th Street                  Upfront Capex Reserve ($)           1,420.25                   1,391.67
        61   32 West 39th Street                  Upfront Engin. Reserve ($)          26,953.75                  0.00
        61   32 West 39th Street                  Upfront Engin. Reserve ($)          0.00                       30,000.00
        61   32 West 39th Street                  Upfront Engin. Reserve ($)          21,192.70                  17,413.00
        61   32 West 39th Street                  Upfront RE Tax Reserve ($)          122,396.50                 163,195.33
        61   32 West 39th Street                  UW DSCR (x)                         1.24                       1.23
        66   Allendale Shopping Center            Annual Debt Service                 802,285.80                 821,001.48
        66   Allendale Shopping Center            Maturity Balance ($)                10,536,025.43              10,581,204.71

                                       A-3

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

----------------------------------------------------------------------------------------------------------------------------------
LOAN ID      PROPERTY NAME                         CHARACTERISTIC                     INITIAL VALUE (1)         CURRENT VALUE
---------------------------------------------------------------------------------------------------------------------------------

        66   Allendale Shopping Center            Maturity LTV %                      68.4                     68.7
        66   Allendale Shopping Center            Interest Rate %                     5.500000                 5.710000
        66   Allendale Shopping Center            Monthly CapEx Reserve ($)           2,495.51                 2,497.00
        66   Allendale Shopping Center            Monthly Ins. Reserve ($)            4,743.00                 5,204.49
        66   Allendale Shopping Center            Monthly RE Tax Reserve ($)          17,712.75                25,791.06
        66   Allendale Shopping Center            Monthly TI/LC Reserve ($)           4,166.67                 4,167.00
        66   Allendale Shopping Center            Net Mortgage Rate %                 5.479300                 5.639300
        66   Allendale Shopping Center            Monthly Debt Service ($)            66,857.15                68,416.79
        66   Allendale Shopping Center            Upfront Capex Reserve ($)           2,495.51                 2,497.00
        66   Allendale Shopping Center            Upfront Engin. Reserve ($)          28,458.00                49,221.67
        66   Allendale Shopping Center            Upfront Other Reserve ($)                                    Cheesecake Reserve
                                                                                                               (One Time)
        66   Allendale Shopping Center            Upfront Other Reserve ($)           0.00                     12,000.00
        66   Allendale Shopping Center            Upfront RE Tax Reserve ($)          35,425.50                77,373.19
        66   Allendale Shopping Center            Upfront TI/LC Reserve ($)           4,166.67                 4,167.00
        66   Allendale Shopping Center            UW DSCR (x)                         1.20                     1.22
        66   Allendale Shopping Center            UW NCF ($)                          965,128                  1,000,644
        66   Allendale Shopping Center            UW NOI ($)                          1,050,165                1,087,163
        68   Plaza De La Fiesta Phases III & IV   Monthly Ins. Reserve ($)            0.00                     1,180.28
        68   Plaza De La Fiesta Phases III & IV   Monthly RE Tax Reserve ($)          0.00                     7,550.16
        70   Pheasant Run                         Annual Debt Service                 767,329.92               765,146.04
        70   Pheasant Run                         Maturity Balance ($)                9,372,821.56             9,214,303.71
        70   Pheasant Run                         Maturity LTV %                      66.9                     65.8
        70   Pheasant Run                         Current LTV %                       80.0                     78.2
        70   Pheasant Run                         Current Balance ($)                 11,200,000.00            10,950,000.00
        70   Pheasant Run                         Current Balance per Unit ($)        84,848                   82,955
        70   Pheasant Run                         Interest Rate %                     5.550000                 5.730000
        70   Pheasant Run                         Monthly Ins. Reserve ($)            2,500.00                 3,291.83
        70   Pheasant Run                         Most Recent NOI ($)                 136,121                  371,349
        70   Pheasant Run                         Net Mortgage Rate %                 5.529300                 5.659300
        70   Pheasant Run                         Original Balance per Unit ($)       84,848                   82,955
        70   Pheasant Run                         Original Balance ($)                11,200,000               10,950,000
        70   Pheasant Run                         Monthly Debt Service ($)            63,944.16                63,762.17
        70   Pheasant Run                         Upfront Engin. Reserve ($)          15,000.00                9,875.50
        70   Pheasant Run                         Upfront RE Tax Reserve ($)          80,000.00                26,666.67
        70   Pheasant Run                         UW DSCR (x)                         1.20                     1.21
        70   Pheasant Run                         UW NCF ($)                          919,000                  924,081
        70   Pheasant Run                         UW NOI ($)                          945,400                  950,481
        73   Plaza Apartments                     Average 2-BR Rent                   655                      328
        73   Plaza Apartments                     Average 3-BR Rent                   840                      280
        73   Plaza Apartments                     Current Balance per Unit ($)        36,801                   29,626
        73   Plaza Apartments                     Units of Measure                    Units                    Beds
        73   Plaza Apartments                     No. of 2-BR Units                   48                       96
        73   Plaza Apartments                     No. of 3-BR Units                   11                       33
        73   Plaza Apartments                     Original Balance per Unit ($)       36,920                   29,721
        73   Plaza Apartments                     Units                               289                      359
        75   155 Canal Street                     Annual Debt Service                 673,836.96               681,346.80
        75   155 Canal Street                     Maturity Balance ($)                8,329,543.04             8,355,621.34
        75   155 Canal Street                     Maturity LTV %                      34.0                     34.1
        75   155 Canal Street                     Interest Rate %                     5.400000                 5.500000
        75   155 Canal Street                     Monthly CapEx Reserve ($)           298.93                   299.00
        75   155 Canal Street                     Monthly Ins. Reserve ($)            2,575.00                 1,162.50
        75   155 Canal Street                     Monthly RE Tax Reserve ($)          20,024.17                20,024.23
        75   155 Canal Street                     Net Mortgage Rate %                 5.379300                 5.429300
        75   155 Canal Street                     Monthly Debt Service ($)            56,153.08                56,778.90
        75   155 Canal Street                     Upfront Capex Reserve ($)           298.93                   299.00
        75   155 Canal Street                     Upfront Engin. Reserve ($)          15,450.00                10,822.50
        75   155 Canal Street                     Upfront Other Reserve ($)           Rent Reserve (One Time)  Debt Service Reserve
                                                                                                               (One Time)
        75   155 Canal Street                     Upfront Other Reserve ($)           224,612.32               170,000.00
        75   155 Canal Street                     Upfront RE Tax Reserve ($)          120,145.00               80,096.93
        75   155 Canal Street                     UW DSCR (x)                         2.00                     1.98

                                       A-4

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

----------------------------------------------------------------------------------------------------------------------------------
LOAN ID      PROPERTY NAME                         CHARACTERISTIC                     INITIAL VALUE (1)         CURRENT VALUE
----------------------------------------------------------------------------------------------------------------------------------

        79   Sherwood Marketplace                 Note Date                           02/28/06                        02/14/06
        85   Dearborn Plaza                       Note Date                                                           01/09/06
        92   Wyckford Commons Apartments          Most Recent NOI Date                09/04/05                        08/31/05
        95   205 Chubb Avenue                     Largest Tenant Lease Expiration     01/31/06                        01/31/07
        97   101-01 Foster Avenue                 Title Type                          Fee and Leasehold               Leasehold
        99   Forest Hills                         Average 2-BR Rent                   690                             345
        99   Forest Hills                         Average 3-BR Rent                   810                             270
        99   Forest Hills                         Current Balance per Unit ($)        41,280                          36,334
        99   Forest Hills                         Units of Measure                    Units                           Beds
        99   Forest Hills                         No. of 2-BR Units                   24                              48
        99   Forest Hills                         No. of 3-BR Units                   1                               3
        99   Forest Hills                         Original Balance per Unit ($)       41,414                          36,452
        99   Forest Hills                         Units                               191                             217
       102   HTA-North Glen Village               Average Pad Rent                    160                             318
       115   Chapel Terrace                       Average 2-BR Rent                   645                             323
       115   Chapel Terrace                       Average 3-BR Rent                   845                             282
       115   Chapel Terrace                       Current Balance per Unit ($)        54,883                          34,003
       115   Chapel Terrace                       Units of Measure                    Units                           Beds
       115   Chapel Terrace                       No. of 2-BR Units                   54                              108
       115   Chapel Terrace                       No. of 3-BR Units                   8                               24
       115   Chapel Terrace                       Original Balance per Unit ($)       55,000                          34,076
       115   Chapel Terrace                       Units                               114                             184
       120   Fountains Apartments                 Annual Debt Service                 399,776.40                      406,894.44
       120   Fountains Apartments                 Maturity Balance ($)                5,162,510.35                    5,182,286.33
       120   Fountains Apartments                 Maturity LTV %                      70.0                            70.2
       120   Fountains Apartments                 Interest Rate %                     5.450000                        5.610000
       120   Fountains Apartments                 Monthly CapEx Reserve ($)           4,640.42                        4,640.00
       120   Fountains Apartments                 Monthly Ins. Reserve ($)            3,228.25                        4,022.58
       120   Fountains Apartments                 Monthly RE Tax Reserve ($)          15,601.08                       22,767.66
       120   Fountains Apartments                 Most Recent NOI ($)                 294,609                         378,429
       120   Fountains Apartments                 Net Mortgage Rate %                 5.429300                        5.539300
       120   Fountains Apartments                 Monthly Debt Service ($)            33,314.70                       33,907.87
       120   Fountains Apartments                 Upfront Capex Reserve ($)           4,640.42                        4,640.00
       120   Fountains Apartments                 Upfront Engin. Reserve ($)          63,329.00                       225,000.00
       120   Fountains Apartments                 Upfront Engin. Reserve ($)          19,369.50                       36,203.25
       120   Fountains Apartments                 Upfront RE Tax Reserve ($)          93,606.50                       68,302.99
       120   Fountains Apartments                 UW DSCR (x)                         1.21                            1.22
       120   Fountains Apartments                 UW NCF ($)                          483,640                         497,253
       120   Fountains Apartments                 UW NOI ($)                          539,325                         552,938
       122   HTA-Shenandoah Estates               Most Recent NOI Date                07/30/06                        08/31/05
       124   2007 Beech Grove Place               Net Mortgage Rate %                 5.718300                        5.619300
       125   MSTC A & B                           Upfront Other Reserve ($)           Lender will reserve $55,620
                                                                                      (equivalent of 1 year's rent)
                                                                                      for Ambassador's for Christ
                                                                                      until such time that they are
                                                                                      open for business, in
                                                                                      occupancy, and paying rent.
       125   MSTC A & B                           Upfront Other Reserve ($)           55,620.00                       0.00
       139   Marlton Square Shopping Center       Monthly CapEx Reserve ($)           498.49                          498.00
       139   Marlton Square Shopping Center       Monthly Ins. Reserve ($)            1,250.00                        1,292.42
       139   Marlton Square Shopping Center       Monthly TI/LC Reserve ($)           2,842.25                        4,166.66
       139   Marlton Square Shopping Center       Note Date                           02/28/06                        02/16/06
       139   Marlton Square Shopping Center       Upfront Capex Reserve ($)           498.49                          498.00
       139   Marlton Square Shopping Center       Upfront Engin. Reserve ($)          7,500.00                        9,046.92
       139   Marlton Square Shopping Center       Upfront TI/LC Reserve ($)           2,842.25                        4,166.66
       140   Westside Plaza                       Annual Debt Service                 350,143.68                      361,274.76
       140   Westside Plaza                       Maturity Balance ($)                4,406,237.28                    4,522,444.74
       140   Westside Plaza                       Maturity LTV %                      62.9                            64.6
       140   Westside Plaza                       Interest Rate %                     5.750000                        6.040000
       140   Westside Plaza                       I/O Period                          24                              36

                                       A-5

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

-------------------------------------------------------------------------------------------------------------------------------
LOAN ID      PROPERTY NAME                         CHARACTERISTIC                     INITIAL VALUE (1)      CURRENT VALUE
-------------------------------------------------------------------------------------------------------------------------------

       140   Westside Plaza                       Monthly RE Tax Reserve ($)          9,340.33               8,966.75
       140   Westside Plaza                       Monthly TI/LC Reserve ($)           0.00                   4,166.66
       140   Westside Plaza                       Net Mortgage Rate %                 5.729300               6.019300
       140   Westside Plaza                       Note Date                           02/28/06               02/22/06
       140   Westside Plaza                       Monthly Debt Service ($)            29,178.64              30,106.23
       140   Westside Plaza                       Title Type                          Fee/Leasehold          Fee and Leasehold
       140   Westside Plaza                       Upfront RE Tax Reserve ($)          56,042.00              53,800.50
       140   Westside Plaza                       Upfront TI/LC Reserve ($)           300,000.00             504,166.66
       140   Westside Plaza                       UW DSCR (x)                         1.31                   1.27
       141   Thunderbird Executive Office Park    Net Mortgage Rate %                 5.738700               5.679300
       153   Johnston Square Shopping Center      Monthly CapEx Reserve ($)           1,365.39               1,639.00
       153   Johnston Square Shopping Center      Monthly Ins. Reserve ($)            617.83                 729.26
       153   Johnston Square Shopping Center      Monthly TI/LC Reserve ($)           2,645.25               2,083.00
       153   Johnston Square Shopping Center      Net Mortgage Rate %                 5.719300               5.669300
       153   Johnston Square Shopping Center      Upfront Capex Reserve ($)           1,365.39               1,639.00
       153   Johnston Square Shopping Center      Upfront Engin. Reserve ($)          3,707.00               8,021.82
       153   Johnston Square Shopping Center      Upfront TI/LC Reserve ($)           2,645.25               2,083.00
       156   Eckerds - New Bern                   Annual Debt Service                 287,353.56             291,109.20
       156   Eckerds - New Bern                   Maturity Balance ($)                3,446,906.03           3,445,860.74
       156   Eckerds - New Bern                   Current LTV %                       72.4                   72.0
       156   Eckerds - New Bern                   Current Balance ($)                 4,090,000.00           4,068,000.00
       156   Eckerds - New Bern                   Current Balance per Unit ($)        296                    295
       156   Eckerds - New Bern                   Interest Rate %                     5.780000               5.950000
       156   Eckerds - New Bern                   Monthly CapEx Reserve ($)           172.66                 173.00
       156   Eckerds - New Bern                   Monthly Ins. Reserve ($)            0.00                   177.50
       156   Eckerds - New Bern                   Net Mortgage Rate %                 5.759300               5.879300
       156   Eckerds - New Bern                   Original Balance per Unit ($)       296                    295
       156   Eckerds - New Bern                   Original Balance ($)                4,090,000              4,068,000
       156   Eckerds - New Bern                   Monthly Debt Service ($)            23,946.13              24,259.10
       156   Eckerds - New Bern                   Upfront Capex Reserve ($)           172.66                 173.00
       156   Eckerds - New Bern                   Upfront Engin. Reserve ($)          0.00                   355.00
       156   Eckerds - New Bern                   Upfront Other Reserve ($)                                  Restroom Work Reserve
                                                                                                             (One Time)
       156   Eckerds - New Bern                   Upfront Other Reserve ($)           0.00                   20,000.00
       156   Eckerds - New Bern                   UW DSCR (x)                         1.22                   1.20
       161   Union Hills North                    Occupancy Date                      11/08/05               01/25/06
       165   Beaver Creek MHC                     Annual Debt Service                 255,465.96             262,777.44
       165   Beaver Creek MHC                     Maturity Balance ($)                3,536,730.03           3,544,008.40
       165   Beaver Creek MHC                     Maturity LTV %                      76.9                   77.0
       165   Beaver Creek MHC                     Interest Rate %                     5.670000               5.930000
       165   Beaver Creek MHC                     Monthly Ins. Reserve ($)            583.33                 729.93
       165   Beaver Creek MHC                     Monthly RE Tax Reserve ($)          1,466.67               1,447.64
       165   Beaver Creek MHC                     Net Mortgage Rate %                 5.649300               5.859300
       165   Beaver Creek MHC                     Note Date                           02/28/06               02/27/06
       165   Beaver Creek MHC                     Monthly Debt Service ($)            21,288.83              21,898.12
       165   Beaver Creek MHC                     Upfront Engin. Reserve ($)          3,500.00               8,759.17
       165   Beaver Creek MHC                     Upfront RE Tax Reserve ($)          8,800.00               4,342.91
       165   Beaver Creek MHC                     UW DSCR (x)                         1.25                   1.22
    168.03   Campus Crossing I                    Monthly Debt Service ($)            3,533.09               3,533.08
       169   McArdle Building                     Annual Debt Service                 248,002.08             251,006.76
       169   McArdle Building                     Maturity Balance ($)                3,227,818.04           3,235,018.54
       169   McArdle Building                     Maturity LTV %                      71.7                   71.9
       169   McArdle Building                     Interest Rate %                     5.600000               5.710000
       169   McArdle Building                     Monthly CapEx Reserve ($)           461.62                 375.00
       169   McArdle Building                     Monthly Ins. Reserve ($)            441.67                 362.50
       169   McArdle Building                     Net Mortgage Rate %                 5.579300               5.639300
       169   McArdle Building                     Monthly Debt Service ($)            20,666.84              20,917.23
       169   McArdle Building                     Upfront Capex Reserve ($)           461.62                 47,375.00
       169   McArdle Building                     Upfront Engin. Reserve ($)          2,650.00               1,450.00

                                       A-6

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

----------------------------------------------------------------------------------------------------------------------------------
LOAN ID      PROPERTY NAME                         CHARACTERISTIC                     INITIAL VALUE (1)          CURRENT VALUE
----------------------------------------------------------------------------------------------------------------------------------

       169   McArdle Building                     Upfront Other Reserve ($)           Replacement Reserve        Tenant Reserve
                                                                                      (One Time),                (One Time)
                                                                                      Tenant Reserve
                                                                                      (One Time)
       169   McArdle Building                     Upfront Other Reserve ($)           154,700.00                 100,000.00
       169   McArdle Building                     UW DSCR (x)                         1.26                       1.24
       179   10 Neptune Boulevard                 Annual Debt Service                 223,026.84                 226,439.16
       179   10 Neptune Boulevard                 Maturity Balance ($)                2,728,562.11               2,720,481.99
       179   10 Neptune Boulevard                 Maturity LTV %                      62.7                       62.5
       179   10 Neptune Boulevard                 Current LTV %                       75.0                       74.3
       179   10 Neptune Boulevard                 Current Balance ($)                 3,262,500.00               3,230,000.00
       179   10 Neptune Boulevard                 Current Balance per Unit ($)        130                        128
       179   10 Neptune Boulevard                 Interest Rate %                     5.530000                   5.760000
       179   10 Neptune Boulevard                 3rd Largest Tenant Lease Expiration 02/28/06                   03/31/09
       179   10 Neptune Boulevard                 Monthly Ins. Reserve ($)            366.67                     699.34
       179   10 Neptune Boulevard                 Net Mortgage Rate %                 5.509300                   5.739300
       179   10 Neptune Boulevard                 Note Date                           02/28/06                   02/16/06
       179   10 Neptune Boulevard                 Original Balance per Unit ($)       130                        128
       179   10 Neptune Boulevard                 Original Balance ($)                3,262,500                  3,230,000
       179   10 Neptune Boulevard                 Monthly Debt Service ($)            18,585.57                  18,869.93
       179   10 Neptune Boulevard                 Upfront Capex Reserve ($)           0.00                       30,000.00
       179   10 Neptune Boulevard                 Upfront Engin. Reserve ($)          2,200.00                   2,943.17
       179   10 Neptune Boulevard                 Upfront Other Reserve ($)           75,000.00                  620,000.00
       179   10 Neptune Boulevard                 Upfront RE Tax Reserve ($)          10,833.33                  16,250.00
       179   10 Neptune Boulevard                 Upfront TI/LC Reserve ($)           0.00                       45,000.00
       179   10 Neptune Boulevard                 UW DSCR (x)                         1.28                       1.26
       187   Valley View Plaza                    Occupancy Date                      11/01/05                   12/08/05
       192   Hopkins Marketplace Retail           Most Recent NOI Date                12/31/05
       192   Hopkins Marketplace Retail           UW NCF ($)                          240,319                    240,408
       202   Benchmark                            Average 2-BR Rent                   620                        310
       202   Benchmark                            Current Balance per Unit ($)        33,743                     29,405
       202   Benchmark                            Units of Measure                    Units                      Beds
       202   Benchmark                            No. of 2-BR Units                   9                          18
       202   Benchmark                            Original Balance per Unit ($)       33,852                     29,500
       202   Benchmark                            Units                               61                         70
       203   EKU By-Pass                          Monthly Ins. Reserve ($)            473.67                     0.00
       203   EKU By-Pass                          Upfront Engin. Reserve ($)          947.33                     0.00
       203   EKU By-Pass                          UW NCF ($)                          174,341                    174,246
       203   EKU By-Pass                          UW NOI ($)                          191,051                    190,955
       204   3035 Wallace Avenue                  Monthly Ins. Reserve ($)            1,083.33                   1,083
       204   3035 Wallace Avenue                  Monthly RE Tax Reserve ($)          2,640.50                   2,641
       204   3035 Wallace Avenue                  Net Mortgage Rate %                 5.229300                   5.219300
       205   Country Manor Apartments             Most Recent NOI Date                01/01/06
       205   Country Manor Apartments             Utilities Tenant Pays                                          None
       207   1935 Bergen Street                   Monthly RE Tax Reserve ($)          1,155.33                   1,155

(1) Represents value as set forth in the Transaction Free Writing Prospectus.

(2) Based on the Metro Corporate Center amortization schedule attached hereto as
    Exhibit B, which approximates a 30-year amortization schedule.

                                       A-7

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

-------------------------------------------------------------------------------
                                   EXHIBIT B
-------------------------------------------------------------------------------

Metro Corporate Center
Total Debt Service Schedule

                                   Current Balance Gross Coupon
Total Loan Amount:                  19,428,750.00     7.97%
A Note :                            15,428,750.00     6.06%
B Note :                             4,000,000.00  Floats

                                                 Whole Loan                         A Note                         B Note
      Date           Bond Period         Interest          Principal       Interest        Principal      Interest      Principal

    3/6/2006
    4/6/2006              1             133,340.59         23,750.00       80,512.36       23,750.00      52,828.23             -
    5/6/2006              2             128,881.54         23,750.00       77,795.25       23,750.00      51,086.29             -
    6/6/2006              3             133,014.60         23,750.00       80,264.49       23,750.00      52,750.11             -
    7/6/2006              4             128,566.06         23,750.00       77,555.38       23,750.00      51,010.69             -
    8/6/2006              5             132,688.60         23,750.00       80,016.62       23,750.00      52,671.98             -
    9/6/2006              6             132,525.60         23,750.00       79,892.68       23,750.00      52,632.92             -
   10/6/2006              7             128,092.84         23,750.00       77,195.56       23,750.00      50,897.28             -
   11/6/2006              8             132,199.61         23,750.00       79,644.81       23,750.00      52,554.80             -
   12/6/2006              9             127,777.36         23,750.00       76,955.69       23,750.00      50,821.68             -
    1/6/2007              10            131,873.61         27,500.00       79,396.94       27,500.00      52,476.67             -
    2/6/2007              11            131,684.88         27,500.00       79,253.44       27,500.00      52,431.44             -
    3/6/2007              12            118,770.71         27,500.00       71,454.13       27,500.00      47,316.58             -
    4/6/2007              13            131,307.41         27,500.00       78,966.43       27,500.00      52,340.98             -
    5/6/2007              14            126,889.04         27,500.00       76,280.25       27,500.00      50,608.79             -
    6/6/2007              15            130,929.94         27,500.00       78,679.42       27,500.00      52,250.52             -
    7/6/2007              16            126,523.75         27,500.00       76,002.50       27,500.00      50,521.25             -
    8/6/2007              17            130,552.47         27,500.00       78,392.41       27,500.00      52,160.06             -
    9/6/2007              18            130,363.74         27,500.00       78,248.91       27,500.00      52,114.83             -
   10/6/2007              19            125,975.81         27,500.00       75,585.88       27,500.00      50,389.94             -
   11/6/2007              20            129,986.27         27,500.00       77,961.90       27,500.00      52,024.37             -
   12/6/2007              21            125,610.52         27,500.00       75,308.13       27,500.00      50,302.40             -
    1/6/2008              22            129,608.80         31,250.00       77,674.89       31,250.00      51,933.91             -
    2/6/2008              23            129,394.33         31,250.00       77,511.82       31,250.00      51,882.51             -
    3/6/2008              24            120,845.68         31,250.00       72,358.50       31,250.00      48,487.17             -
    4/6/2008              25            128,965.39         31,250.00       77,185.67       31,250.00      51,779.72             -
    5/6/2008              26            124,597.67         31,250.00       74,538.00       31,250.00      50,059.67             -
    6/6/2008              27            128,536.45         31,250.00       76,859.53       31,250.00      51,676.92             -
    7/6/2008              28            124,182.56         31,250.00       74,222.38       31,250.00      49,960.19             -
    8/6/2008              29            128,107.51         31,250.00       76,533.38       31,250.00      51,574.13             -
    9/6/2008              30            127,893.04         31,250.00       76,370.31       31,250.00      51,522.73             -
   10/6/2008              31            123,559.91         31,250.00       73,748.94       31,250.00      49,810.97             -
   11/6/2008              32            127,464.10         31,250.00       76,044.16       31,250.00      51,419.94             -
   12/6/2008              33            123,144.80         31,250.00       73,433.31       31,250.00      49,711.49             -
    1/6/2009              34            127,035.16         21,666.67       75,718.02       21,666.67      51,317.14             -
    2/6/2009              35            126,886.46         21,666.67       75,604.95       21,666.67      51,281.51             -
    3/6/2009              36            114,472.81         21,666.67       68,186.22       21,666.67      46,286.59             -
    4/6/2009              37            126,589.06         21,666.67       75,378.82       21,666.67      51,210.23             -
    5/6/2009              38            122,361.64         21,666.67       72,837.83       21,666.67      49,523.81             -
    6/6/2009              39            126,291.66         21,666.67       75,152.70       21,666.67      51,138.96             -
    7/6/2009              40            122,073.83         21,666.67       72,619.00       21,666.67      49,454.83             -
    8/6/2009              41            125,994.26         21,666.67       74,926.57       21,666.67      51,067.69             -
    9/6/2009              42            125,845.56         21,666.67       74,813.51       21,666.67      51,032.06             -
   10/6/2009              43            121,642.12         21,666.67       72,290.75       21,666.67      49,351.37             -
   11/6/2009              44            125,548.16         21,666.67       74,587.38       21,666.67      50,960.79             -
   12/6/2009              45            121,354.32         21,666.67       72,071.92       21,666.67      49,282.40             -
    1/6/2010              46            125,250.76         25,000.00       74,361.25       25,000.00      50,889.51             -
    2/6/2010              47            125,079.19         25,000.00       74,230.79       25,000.00      50,848.40             -
    3/6/2010              48            112,819.78         25,000.00       66,929.33       25,000.00      45,890.44             -
    4/6/2010              49            124,736.03         25,000.00       73,969.87       25,000.00      50,766.16             -

                                       B-1

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

Metro Corporate Center
Total Debt Service Schedule

                                   Current Balance Gross Coupon
Total Loan Amount:                  19,428,750.00    7.97%
A Note :                            15,428,750.00    6.06%
B Note :                             4,000,000.00 Floats

                                              Whole Loan                        A Note                         B Note
      Date          Bond Period       Interest          Principal     Interest           Principal      Interest      Principal

     5/6/2010           50           120,546.25         25,000.00     71,457.50          25,000.00      49,088.75              -
     6/6/2010           51           124,392.88         25,000.00     73,708.96          25,000.00      50,683.92              -
     7/6/2010           52           120,214.17         25,000.00     71,205.00          25,000.00      49,009.17              -
     8/6/2010           53           124,049.73         25,000.00     73,448.04          25,000.00      50,601.69              -
     9/6/2010           54           123,878.15         25,000.00     73,317.58          25,000.00      50,560.57              -
    10/6/2010           55           119,716.04         25,000.00     70,826.25          25,000.00      48,889.79              -
    11/6/2010           56           123,535.00         25,000.00     73,056.67          25,000.00      50,478.33              -
    12/6/2010           57           119,383.96         25,000.00     70,573.75          25,000.00      48,810.21              -
     1/6/2011           58           123,191.85         30,000.00     72,795.75          30,000.00      50,396.10              -
     2/6/2011           59           122,985.96         30,000.00     72,639.20          30,000.00      50,346.76              -
     3/6/2011           60           110,898.12         30,000.00     65,468.20          30,000.00      45,429.92              -
     4/6/2011           61           122,574.17         30,000.00     72,326.10          30,000.00      50,248.07              -
     5/6/2011           62           118,420.92         30,000.00     69,841.50          30,000.00      48,579.42              -
     6/6/2011           63           122,162.39         30,000.00     72,013.00          30,000.00      50,149.39              -
     7/6/2011           64           118,022.42         30,000.00     69,538.50          30,000.00      48,483.92              -
     8/6/2011           65           121,750.61         30,000.00     71,699.90          30,000.00      50,050.71              -
     9/6/2011           66           121,544.71         30,000.00     71,543.35          30,000.00      50,001.36              -
    10/6/2011           67           117,424.67         30,000.00     69,084.00          30,000.00      48,340.67              -
    11/6/2011           68           121,132.93         30,000.00     71,230.25          30,000.00      49,902.68              -
    12/6/2011           69           117,026.17         30,000.00     68,781.00          30,000.00      48,245.17              -
     1/6/2012           70           120,721.15         21,666.67     70,917.15          21,666.67      49,804.00              -
     2/6/2012           71           120,572.45         21,666.67     70,804.09          21,666.67      49,768.36              -
     3/6/2012           72           112,654.47         21,666.67     66,130.31          21,666.67      46,524.16              -
     4/6/2012           73           120,275.05         21,666.67     70,577.96          21,666.67      49,697.09              -
     5/6/2012           74           116,251.31         21,666.67     68,191.83          21,666.67      48,059.47              -
     6/6/2012           75           119,977.65         21,666.67     70,351.83          21,666.67      49,625.82              -
     7/6/2012           76           115,963.50         21,666.67     67,973.00          21,666.67      47,990.50              -
     8/6/2012           77           119,680.25         21,666.67     70,125.70          21,666.67      49,554.55              -
     9/6/2012           78           119,531.55         21,666.67     70,012.64          21,666.67      49,518.91              -
    10/6/2012           79           115,531.79         21,666.67     67,644.75          21,666.67      47,887.04              -
    11/6/2012           80           119,234.15         21,666.67     69,786.51          21,666.67      49,447.64              -
    12/6/2012           81           115,243.99         21,666.67     67,425.92          21,666.67      47,818.07              -
     1/6/2013           82           118,936.75         12,500.00     69,560.38          12,500.00      49,376.37              -
     2/6/2013           83           118,850.96         12,500.00     69,495.15          12,500.00      49,355.81              -
     3/6/2013           84           107,271.77         12,500.00     62,710.90          12,500.00      44,560.87              -
     4/6/2013           85           118,679.39         12,500.00     69,364.70          12,500.00      49,314.69              -
     5/6/2013           86           114,768.00         12,500.00     67,064.00          12,500.00      47,704.00              -
     6/6/2013           87           118,507.81         12,500.00     69,234.24          12,500.00      49,273.57              -
     7/6/2013           88           114,601.96         12,500.00     66,937.75          12,500.00      47,664.21              -
     8/6/2013           89           118,336.23         12,500.00     69,103.78          12,500.00      49,232.46              -
     9/6/2013           90           118,250.45         12,500.00     69,038.55          12,500.00      49,211.90              -
    10/6/2013           91           114,352.90         12,500.00     66,748.37          12,500.00      47,604.52              -
    11/6/2013           92           118,078.87         12,500.00     68,908.09          12,500.00      49,170.78              -
    12/6/2013           93           114,186.85         12,500.00     66,622.12          12,500.00      47,564.73              -
     1/6/2014           94           117,907.29         10,833.33     68,777.63          10,833.33      49,129.66              -
     2/6/2014           95           117,832.94         10,833.33     68,721.10          10,833.33      49,111.84              -
     3/6/2014           96           106,362.60         10,833.33     62,019.61          10,833.33      44,342.99              -
     4/6/2014           97           117,684.24         10,833.33     68,608.04          10,833.33      49,076.21              -
     5/6/2014           98           113,816.03         10,833.33     66,340.17          10,833.33      47,475.86              -
     6/6/2014           99           117,535.55         10,833.33     68,494.97          10,833.33      49,040.57              -
     7/6/2014          100           113,672.12         10,833.33     66,230.75          10,833.33      47,441.37              -
     8/6/2014          101           117,386.85         10,833.33     68,381.91          10,833.33      49,004.94              -
     9/6/2014          102           117,312.50         10,833.33     68,325.38          10,833.33      48,987.12              -
    10/6/2014          103           113,456.27         10,833.33     66,066.62          10,833.33      47,389.65              -
    11/6/2014          104           117,163.80         10,833.33     68,212.31          10,833.33      48,951.48              -

                                       B-2

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                               JPMCC 2006-CIBC14

Metro Corporate Center
Total Debt Service Schedule

                                   Current Balance Gross Coupon
Total Loan Amount:                  19,428,750.00    7.97%
A Note :                            15,428,750.00    6.06%
B Note :                             4,000,000.00 Floats

                                              Whole Loan                        A Note                         B Note
      Date          Bond Period       Interest          Principal     Interest           Principal      Interest      Principal

    12/6/2014          105           113,312.37         10,833.33     65,957.21          10,833.33      47,355.16              -
     1/6/2015          106           117,015.10                 -     68,099.25                  -      48,915.85              -
     2/6/2015          107           117,015.10                 -     68,099.25                  -      48,915.85              -
     3/6/2015          108           105,691.06                 -     61,509.00                  -      44,182.06              -
     4/6/2015          109           117,015.10                 -     68,099.25                  -      48,915.85              -
     5/6/2015          110           113,240.42                 -     65,902.50                  -      47,337.92              -
     6/6/2015          111           117,015.10                 -     68,099.25                  -      48,915.85              -
     7/6/2015          112           113,240.42                 -     65,902.50                  -      47,337.92              -
     8/6/2015          113           117,015.10                 -     68,099.25                  -      48,915.85              -
     9/6/2015          114           117,015.10                 -     68,099.25                  -      48,915.85              -
    10/6/2015          115           113,240.42                 -     65,902.50                  -      47,337.92              -
    11/6/2015          116           117,015.10                 -     68,099.25                  -      48,915.85              -
    12/6/2015          117           113,240.42     17,049,999.96     65,902.50      13,049,999.96      47,337.92   4,000,000.00

                                       B-3

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.